FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-04

DBJPM 2016-C3

The depositor has filed a registration statement (including the prospectus) with the SEC (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan, Academy Securities, or any other underwriter (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the DBJPM 2016-C3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C3 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to
Flag	ID	Property Name	Balance	Properties	Seller (1)	Balance($) (2)(3)	Balance($) (2)(3)	or ARD Balance($)	Type (4)(5)	Type	Rate	Fee Rate (6)	Basis	Maturity or ARD	Maturity or ARD
Loan	1	Westfield San Francisco Centre (33)	9.4%	1	GACC/JPMCB	84,000,000	84,000,000	84,000,000	Mixed Use	Super Regional Mall / Office	3.3940%	0.01095%	Actual/360	120	120
Loan	2	Center 21 (33)(34)	9.3%	1	JPMCB	83,000,000	83,000,000	83,000,000	Office	CBD	4.1400%	0.0175%	Actual/360	120	119
Loan	3	Opry Mills (33)(34)	7.3%	1	JPMCB	65,000,000	65,000,000	65,000,000	Retail	Super Regional Mall	4.0920%	0.0122%	Actual/360	120	119
Loan	4	693 Fifth Avenue (33)	7.0%	1	JPMCB	62,500,000	62,500,000	49,035,545	Mixed Use	Retail/Office	3.9660%	0.0183%	Actual/360	120	119
Loan	5	Yuma Palms (34)	7.0%	1	JPMCB	62,500,000	62,500,000	50,922,691	Retail	Anchored	4.7300%	0.0151%	Actual/360	120	120
Loan	6	The Shops at Crystals (33)(34)	5.6%	1	JPMCB	50,000,000	50,000,000	50,000,000	Retail	Anchored	3.7440%	0.0122%	Actual/360	120	119
Loan	7	U-Haul AREC Portfolio (33)	5.1%	23	GACC	46,000,000	46,000,000	32,745,801	Self Storage	Self Storage	3.7200%	0.0122%	Actual/360	120	120
Property	7.01	U-Haul N Miami Beach	0.5%	1	GACC	4,336,678	4,336,678		Self Storage	Self Storage
Property	7.02	U-Haul Moving & Storage At Oso Blanca	0.4%	1	GACC	3,252,509	3,252,509		Self Storage	Self Storage
Property	7.03	U-Haul Moving & Storage Of Spring Valley	0.3%	1	GACC	2,858,265	2,858,265		Self Storage	Self Storage
Property	7.04	U-Haul Moving & Storage Of North Brunswick	0.3%	1	GACC	2,759,705	2,759,705		Self Storage	Self Storage
Property	7.05	U-Haul Moving & Storage Of Marlboro	0.3%	1	GACC	2,693,997	2,693,997		Self Storage	Self Storage
Property	7.06	U-Haul Moving & Storage Of Forestville Rd	0.3%	1	GACC	2,661,143	2,661,143		Self Storage	Self Storage
Property	7.07	U-Haul Moving & Storage Of Casa Grande	0.3%	1	GACC	2,529,729	2,529,729		Self Storage	Self Storage
Property	7.08	U-Haul Moving & Storage Of East Brunswick	0.3%	1	GACC	2,299,754	2,299,754		Self Storage	Self Storage
Property	7.09	U-Haul Coeur D Alene	0.2%	1	GACC	2,135,486	2,135,486		Self Storage	Self Storage
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd	0.2%	1	GACC	2,069,778	2,069,778		Self Storage	Self Storage
Property	7.11	U-H Moving & Storage Of Little River	0.2%	1	GACC	1,938,364	1,938,364		Self Storage	Self Storage
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave	0.2%	1	GACC	1,829,947	1,829,947		Self Storage	Self Storage
Property	7.13	U-Haul Storage Of Cumming	0.2%	1	GACC	1,774,096	1,774,096		Self Storage	Self Storage
Property	7.14	U-Haul Moving & Storage Of Haines City	0.2%	1	GACC	1,760,954	1,760,954		Self Storage	Self Storage
Property	7.15	U-Haul Storage Of Downtown	0.2%	1	GACC	1,698,532	1,698,532		Self Storage	Self Storage
Property	7.16	U-Haul Moving & Storage Of Salisbury	0.2%	1	GACC	1,678,820	1,678,820		Self Storage	Self Storage
Property	7.17	U-Haul Center Dade County	0.2%	1	GACC	1,544,120	1,544,120		Self Storage	Self Storage
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City	0.1%	1	GACC	1,169,589	1,169,589		Self Storage	Self Storage
Property	7.19	U-Haul Of Stone Mountain	0.1%	1	GACC	1,141,664	1,141,664		Self Storage	Self Storage
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids	0.1%	1	GACC	1,041,460	1,041,460		Self Storage	Self Storage
Property	7.21	U-Haul Center North Irby St	0.1%	1	GACC	952,755	952,755		Self Storage	Self Storage
Property	7.22	U-Haul Moving And Storage Of West Warner Robins	0.1%	1	GACC	952,755	952,755		Self Storage	Self Storage
Property	7.23	U-Haul 36th Street	0.1%	1	GACC	919,902	919,902		Self Storage	Self Storage
Loan	8	1901 Harrison Street (34)	4.8%	1	JPMCB	42,500,000	42,500,000	42,500,000	Office	CBD	4.1400%	0.0151%	Actual/360	120	119
Loan	9	Staybridge Suites Times Square (33)	4.3%	1	GACC	38,600,000	38,600,000	35,170,448	Hospitality	Extended Stay	4.2350%	0.0203%	Actual/360	120	119
Loan	10	Marina Del Rey Hotel (34)	4.3%	1	GACC	38,000,000	38,000,000	38,000,000	Hospitality	Full Service	5.0900%	0.0151%	Actual/360	120	116
Loan	11	Intercontinental Kansas City Hotel (33)	3.4%	1	GACC	30,140,000	30,140,000	25,881,925	Hospitality	Full Service	4.7100%	0.0122%	Actual/360	120	114
Loan	12	260 Townsend Street (34)	3.2%	1	JPMCB	28,200,000	28,200,000	28,200,000	Office	CBD	4.1400%	0.0151%	Actual/360	120	119
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)	2.9%	1	GACC	26,000,000	25,909,324	21,235,445	Hospitality	Full Service	4.8000%	0.0151%	Actual/360	120	117
Loan	14	Hampton Inn - San Diego/Kearny Mesa	2.3%	1	GACC	21,000,000	20,903,630	15,838,580	Hospitality	Limited Service	5.2400%	0.0151%	Actual/360	120	117
Loan	15	38-01 47th Avenue	2.3%	1	GACC	20,750,000	20,750,000	16,541,153	Self Storage	Self Storage	4.1000%	0.0151%	Actual/360	120	120
Loan	16	39-25 21st Street	2.3%	1	GACC	20,750,000	20,723,402	16,583,464	Self Storage	Self Storage	4.1700%	0.0151%	Actual/360	120	119
Loan	17	River Terrace Inn	2.2%	1	GACC	20,000,000	20,000,000	20,000,000	Hospitality	Full Service	4.7200%	0.0151%	Actual/360	120	117
Loan	18	The Shops at Mockingbird	2.1%	1	JPMCB	19,209,000	19,209,000	16,816,495	Retail	Anchored	4.5000%	0.0151%	Actual/360	120	119
Loan	19	Oxford at Country Club	2.0%	1	GACC	18,300,000	18,300,000	16,771,442	Multifamily	Garden	4.6000%	0.0151%	Actual/360	120	114
Loan	20	Village at Shoal Creek	1.7%	1	GACC	15,230,000	15,230,000	12,333,404	Retail	Anchored	4.5500%	0.0151%	Actual/360	120	120
Loan	21	Williamsburg Premium Outlets (33)	1.7%	1	GACC	15,000,000	15,000,000	15,000,000	Retail	Anchored	4.2290%	0.0122%	Actual/360	120	114
Loan	22	201 Mentor Drive	1.6%	1	GACC	14,600,000	14,600,000	12,549,878	Office	Suburban	4.7400%	0.0151%	Actual/360	120	117
Loan	23	Valley Fair Shopping Center	1.3%	1	GACC	11,590,000	11,590,000	10,999,566	Retail	Anchored	4.2500%	0.0151%	Actual/360	84	83
Loan	24	Clive Daniel Building	1.1%	1	GACC	9,500,000	9,500,000	7,693,194	Retail	Single Tenant	4.5500%	0.0151%	Actual/360	120	120
Loan	25	Mission Bend Shopping Center	1.0%	1	JPMCB	8,900,000	8,880,794	7,373,504	Retail	Anchored	5.2400%	0.0151%	Actual/360	120	118
Loan	26	Holiday Inn Express Mt. Juliet	0.8%	1	GACC	7,500,000	7,474,670	6,156,104	Hospitality	Limited Service	4.9500%	0.0151%	Actual/360	120	117
Loan	27	Santiago MHC	0.8%	1	GACC	7,200,000	7,200,000	6,197,617	Manufactured Housing Community	Manufactured Housing Community	4.8000%	0.0151%	Actual/360	120	113
Loan	28	Hobson Medical Campus	0.8%	1	GACC	6,800,000	6,792,342	5,544,512	Office	Medical	4.7500%	0.0151%	Actual/360	120	119
Loan	29	Preserve at Oslo	0.7%	1	GACC	6,600,000	6,600,000	6,085,814	Multifamily	Garden	4.9900%	0.0151%	Actual/360	60	60
Loan	30	Grizzly Self-Storage Mesquite	0.6%	1	JPMCB	5,250,000	5,237,609	4,289,036	Self Storage	Self Storage	4.8100%	0.0151%	Actual/360	120	118
Loan	31	Fairfield Hilton Head	0.6%	1	GACC	5,200,000	5,157,665	3,878,201	Hospitality	Limited Service	4.9300%	0.0151%	Actual/360	120	115
Loan	32	Grizzly Self-Storage Desoto	0.5%	1	JPMCB	4,250,000	4,239,969	3,472,077	Self Storage	Self Storage	4.8100%	0.0151%	Actual/360	120	118

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
												Pari Passu	Pari Passu
			Original	Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining
Property			Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only
Flag	ID	Property Name	Term	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($) (7)	Service($) (7)	Service($)	Service($)	Period
Loan	1	Westfield San Francisco Centre (33)	0	0	7/11/2016	9/1/2016	8/1/2026	No	8/1/2026	240,880	2,890,557	1,001,019	12,012,224	120
Loan	2	Center 21 (33)(34)	0	0	6/24/2016	8/1/2016	7/1/2026	No	7/1/2026	290,327	3,483,925	279,833	3,358,000	119
Loan	3	Opry Mills (33)(34)	0	0	6/2/2016	8/1/2016	7/1/2026	No	7/1/2026	224,728	2,696,742	1,071,782	12,861,383	119
Loan	4	693 Fifth Avenue (33)	300	300	6/10/2016	8/1/2016	7/1/2026	No	7/1/2026	328,726	3,944,710	986,177	11,834,130	23
Loan	5	Yuma Palms (34)	360	360	7/11/2016	9/1/2016	8/1/2026	No	8/1/2026	325,277	3,903,319
Loan	6	The Shops at Crystals (33)(34)	0	0	6/9/2016	8/1/2016	7/1/2026	No	7/1/2026	158,167	1,898,000	1,052,441	12,629,292	119
Loan	7	U-Haul AREC Portfolio (33)	300	300	7/7/2016	9/6/2016	8/6/2026	Yes	8/6/2036	235,750	2,828,999	248,562	2,982,749
Property	7.01	U-Haul N Miami Beach
Property	7.02	U-Haul Moving & Storage At Oso Blanca
Property	7.03	U-Haul Moving & Storage Of Spring Valley
Property	7.04	U-Haul Moving & Storage Of North Brunswick
Property	7.05	U-Haul Moving & Storage Of Marlboro
Property	7.06	U-Haul Moving & Storage Of Forestville Rd
Property	7.07	U-Haul Moving & Storage Of Casa Grande
Property	7.08	U-Haul Moving & Storage Of East Brunswick
Property	7.09	U-Haul Coeur D Alene
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd
Property	7.11	U-H Moving & Storage Of Little River
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave
Property	7.13	U-Haul Storage Of Cumming
Property	7.14	U-Haul Moving & Storage Of Haines City
Property	7.15	U-Haul Storage Of Downtown
Property	7.16	U-Haul Moving & Storage Of Salisbury
Property	7.17	U-Haul Center Dade County
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City
Property	7.19	U-Haul Of Stone Mountain
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids
Property	7.21	U-Haul Center North Irby St
Property	7.22	U-Haul Moving And Storage Of West Warner Robins
Property	7.23	U-Haul 36th Street
Loan	8	1901 Harrison Street (34)	0	0	6/30/2016	8/1/2016	7/1/2026	No	7/1/2026	148,661	1,783,938			119
Loan	9	Staybridge Suites Times Square (33)	360	360	6/22/2016	8/6/2016	7/6/2026	No	7/6/2026	189,550	2,274,600	141,917	1,703,004	59
Loan	10	Marina Del Rey Hotel (34)	0	0	3/29/2016	5/6/2016	4/6/2026	No	4/6/2026	163,422	1,961,064			116
Loan	11	Intercontinental Kansas City Hotel (33)	360	360	1/11/2016	3/6/2016	2/6/2026	No	2/6/2026	156,499	1,877,984	233,658	2,803,891	18
Loan	12	260 Townsend Street (34)	0	0	6/30/2016	8/1/2016	7/1/2026	No	7/1/2026	98,641	1,183,695			119
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)	360	357	4/28/2016	6/6/2016	5/6/2026	No	5/6/2026	136,413	1,636,956
Loan	14	Hampton Inn - San Diego/Kearny Mesa	300	297	4/15/2016	6/6/2016	5/6/2026	No	5/6/2026	125,718	1,508,618
Loan	15	38-01 47th Avenue	360	360	7/7/2016	9/6/2016	8/6/2026	No	8/6/2026	100,264	1,203,164
Loan	16	39-25 21st Street	360	359	6/24/2016	8/6/2016	7/6/2026	No	7/6/2026	101,108	1,213,297
Loan	17	River Terrace Inn	0	0	5/6/2016	6/6/2016	5/6/2026	No	5/6/2026	79,759	957,111			117
Loan	18	The Shops at Mockingbird	360	360	6/28/2016	8/1/2016	7/1/2026	No	7/1/2026	97,329	1,167,950			35
Loan	19	Oxford at Country Club	360	360	2/1/2016	3/6/2016	2/6/2026	No	2/6/2026	93,814	1,125,767			54
Loan	20	Village at Shoal Creek	360	360	7/12/2016	9/6/2016	8/6/2026	No	8/6/2026	77,621	931,456
Loan	21	Williamsburg Premium Outlets (33)	0	0	1/7/2016	3/6/2016	2/6/2026	No	2/6/2026	53,597	643,160	607,429	7,289,151	114
Loan	22	201 Mentor Drive	360	360	5/5/2016	6/6/2016	5/6/2026	No	5/6/2026	76,073	912,870			21
Loan	23	Valley Fair Shopping Center	360	360	7/6/2016	8/6/2016	7/6/2023	No	7/6/2023	57,016	684,190			47
Loan	24	Clive Daniel Building	360	360	7/8/2016	9/6/2016	8/6/2026	No	8/6/2026	48,418	581,013
Loan	25	Mission Bend Shopping Center	360	358	5/17/2016	7/1/2016	6/1/2026	No	6/1/2026	49,091	589,092
Loan	26	Holiday Inn Express Mt. Juliet	360	357	5/5/2016	6/6/2016	5/6/2026	No	5/6/2026	40,033	480,393
Loan	27	Santiago MHC	360	360	12/10/2015	2/6/2016	1/6/2026	No	1/6/2026	37,776	453,311			17
Loan	28	Hobson Medical Campus	360	359	7/6/2016	8/6/2016	7/6/2026	No	7/6/2026	35,472	425,664
Loan	29	Preserve at Oslo	360	360	7/13/2016	9/6/2016	8/6/2021	No	8/6/2021	35,390	424,679
Loan	30	Grizzly Self-Storage Mesquite	360	358	5/2/2016	7/1/2016	6/1/2026	No	6/1/2026	27,577	330,920
Loan	31	Fairfield Hilton Head	300	295	2/16/2016	4/6/2016	3/6/2026	No	3/6/2026	30,187	362,244
Loan	32	Grizzly Self-Storage Desoto	360	358	5/2/2016	7/1/2016	6/1/2026	No	6/1/2026	22,324	267,888

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Crossed								FIRREA	Cut-off
Property				Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Flag	ID	Property Name	Lockbox (8)	Management (9)	Other Loans	Borrower	NOI DSCR (7)(10)(11)	NCF DSCR (7)(10)(11)	Period (12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio (10)(11)(13)(14)
Loan	1	Westfield San Francisco Centre (33)	Hard	Springing	No		3.79x	3.68x	5	1	1,220,000,000	4/27/2016	Yes	35.5%
Loan	2	Center 21 (33)(34)	Hard	Springing	No	Yes - A	2.31x	2.01x	5 (Twice per year)	1	275,500,000	5/19/2016	Yes	59.2%
Loan	3	Opry Mills (33)(34)	Hard	Springing	No	Yes - B	2.43x	2.33x	0	1	738,000,000	5/10/2016	Yes	50.8%
Loan	4	693 Fifth Avenue (33)	Hard	In Place	No		1.01x	1.00x	0	1	525,000,000	5/24/2016	Yes	47.6%
Loan	5	Yuma Palms (34)	Hard	Springing	No		1.35x	1.28x	0	1	92,000,000	4/1/2016	Yes	67.9%
Loan	6	The Shops at Crystals (33)(34)	Hard	Springing	No	Yes - B	3.41x	3.28x	0	1	1,100,000,000	4/26/2016	Yes	34.8%
Loan	7	U-Haul AREC Portfolio (33)	Soft	Springing	No		1.68x	1.64x	0	6	140,165,000	Various	Yes	67.4%
Property	7.01	U-Haul N Miami Beach									13,200,000	4/21/2016	Yes
Property	7.02	U-Haul Moving & Storage At Oso Blanca									9,900,000	4/25/2016	Yes
Property	7.03	U-Haul Moving & Storage Of Spring Valley									8,700,000	4/25/2016	Yes
Property	7.04	U-Haul Moving & Storage Of North Brunswick									8,400,000	5/2/2016	Yes
Property	7.05	U-Haul Moving & Storage Of Marlboro									8,200,000	5/2/2016	Yes
Property	7.06	U-Haul Moving & Storage Of Forestville Rd									8,100,000	4/26/2016	Yes
Property	7.07	U-Haul Moving & Storage Of Casa Grande									7,700,000	4/26/2016	Yes
Property	7.08	U-Haul Moving & Storage Of East Brunswick									7,000,000	5/2/2016	Yes
Property	7.09	U-Haul Coeur D Alene									6,600,000	4/26/2016	Yes
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd									6,300,000	4/25/2016	Yes
Property	7.11	U-H Moving & Storage Of Little River									5,900,000	4/21/2016	Yes
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave									5,570,000	4/21/2016	Yes
Property	7.13	U-Haul Storage Of Cumming									5,400,000	4/21/2016	Yes
Property	7.14	U-Haul Moving & Storage Of Haines City									5,360,000	4/28/2016	Yes
Property	7.15	U-Haul Storage Of Downtown									5,170,000	4/25/2016	Yes
Property	7.16	U-Haul Moving & Storage Of Salisbury									5,110,000	4/20/2016	Yes
Property	7.17	U-Haul Center Dade County									4,700,000	4/21/2016	Yes
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City									3,560,000	4/27/2016	Yes
Property	7.19	U-Haul Of Stone Mountain									3,475,000	4/21/2016	Yes
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids									3,170,000	4/21/2016	Yes
Property	7.21	U-Haul Center North Irby St									2,950,000	4/21/2016	Yes
Property	7.22	U-Haul Moving And Storage Of West Warner Robins									2,900,000	4/21/2016	Yes
Property	7.23	U-Haul 36th Street									2,800,000	4/21/2016	Yes
Loan	8	1901 Harrison Street (34)	Hard	Springing	No	Yes - A	2.65x	2.30x	5 (Twice per year)	1	101,600,000	5/19/2016	Yes	41.8%
Loan	9	Staybridge Suites Times Square (33)	Springing Hard	Springing	No		2.34x	2.09x	0	6	137,500,000	6/1/2016	Yes	49.1%
Loan	10	Marina Del Rey Hotel (34)	Hard	Springing	No		2.78x	2.40x	0	6	66,100,000	11/9/2015	Yes	57.5%
Loan	11	Intercontinental Kansas City Hotel (33)	Hard	Springing	No		1.85x	1.62x	0	6	91,000,000	12/3/2015	Yes	65.1%
Loan	12	260 Townsend Street (34)	Hard	Springing	No	Yes - A	1.91x	1.77x	5 (Twice per year)	1	50,780,000	6/9/2016	Yes	43.7%
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)	Hard	Springing	No		3.07x	2.09x	0	6	88,200,000	11/17/2015	Yes	29.4%
Loan	14	Hampton Inn - San Diego/Kearny Mesa	Hard	In Place	No		1.80x	1.65x	0	6	32,400,000	1/11/2016	Yes	64.5%
Loan	15	38-01 47th Avenue	Springing Hard	Springing	No	Yes - C	1.60x	1.59x	0	6	31,900,000	5/27/2016	Yes	65.0%
Loan	16	39-25 21st Street	Springing Hard	Springing	No	Yes - C	1.49x	1.48x	0	6	31,000,000	5/27/2016	Yes	66.8%
Loan	17	River Terrace Inn	Hard	Springing	No		2.52x	2.26x	0	6	40,500,000	12/21/2015	Yes	49.4%
Loan	18	The Shops at Mockingbird	Hard	Springing	No		1.39x	1.30x	0	1	25,665,000	5/18/2016	Yes	74.8%
Loan	19	Oxford at Country Club	Springing Soft	Springing	No		1.50x	1.45x	0	6	26,000,000	11/5/2015	Yes	70.4%
Loan	20	Village at Shoal Creek	Hard	Springing	No		1.44x	1.37x	0	6	20,500,000	6/6/2016	Yes	74.3%
Loan	21	Williamsburg Premium Outlets (33)	Hard	Springing	No	Yes - B	2.66x	2.52x	0	6	337,800,000	12/3/2015	Yes	54.8%
Loan	22	201 Mentor Drive	Hard	Springing	No		1.37x	1.26x	0	6	20,500,000	3/17/2016	Yes	71.2%
Loan	23	Valley Fair Shopping Center	Springing Hard	Springing	No		1.68x	1.55x	0	6	18,100,000	2/15/2016	Yes	64.0%
Loan	24	Clive Daniel Building	Springing Hard	Springing	No		1.79x	1.73x	0	6	14,800,000	5/13/2016	Yes	64.2%
Loan	25	Mission Bend Shopping Center	Springing Hard	Springing	No		2.09x	1.73x	0	1	15,260,000	2/1/2016	Yes	58.2%
Loan	26	Holiday Inn Express Mt. Juliet	Springing Hard	Springing	No		2.18x	1.94x	0	6	11,000,000	1/1/2016	Yes	68.0%
Loan	27	Santiago MHC	Springing Soft	Springing	No		1.40x	1.38x	0	6	10,000,000	10/19/2015	Yes	72.0%
Loan	28	Hobson Medical Campus	Hard	Springing	No		1.67x	1.61x	0	6	10,500,000	3/17/2016	Yes	64.7%
Loan	29	Preserve at Oslo	Springing Soft	Springing	No		1.72x	1.59x	0	6	10,000,000	4/18/2016	Yes	66.0%
Loan	30	Grizzly Self-Storage Mesquite	Springing Soft	Springing	No	Yes - D	1.46x	1.44x	0	1	7,450,000	3/9/2016	Yes	70.3%
Loan	31	Fairfield Hilton Head	Springing Hard	Springing	No		2.19x	1.99x	0	6	8,000,000	11/1/2015	Yes	64.5%
Loan	32	Grizzly Self-Storage Desoto	Springing Soft	Springing	No	Yes - D	1.46x	1.43x	0	1	6,150,000	3/9/2016	Yes	68.9%

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Net		Loan per Net
											Rentable Area	Units	Rentable Area
Property			LTV Ratio at						Year	Year	(SF/Units/	of	(SF/Units/Rooms/	Prepayment Provisions
Flag	ID	Property Name	Maturity or ARD (10)(11)(13)(14)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)	Measure	Pads) ($) (10)(11)	(# of payments) (15)(16)(17)
Loan	1	Westfield San Francisco Centre (33)	35.5%	865 Market Street	San Francisco	San Francisco	CA	94103	1908, 1988	2006	794,521	Sq. Ft.	545	L(24), DorYM1(92), O(4)
Loan	2	Center 21 (33)(34)	59.2%	2150 Franklin Street and 2101 Webster Street	Oakland	Alameda	CA	94612	1986, 2008	NAP	689,302	Sq. Ft.	236	L(25), D(91), O(4)
Loan	3	Opry Mills (33)(34)	50.8%	433 Opry Mills Drive	Nashville	Davidson	TN	37214	2000	2012	1,169,633	Sq. Ft.	321	L(25), D(88), O(7)
Loan	4	693 Fifth Avenue (33)	37.4%	693 Fifth Avenue	New York	New York	NY	10022	1993	2015	96,514	Sq. Ft.	2,590	L(25), YM1(91), O(4)
Loan	5	Yuma Palms (34)	55.4%	1305-1550 South Yuma Palms Parkway	Yuma	Yuma	AZ	85365	2005	NAP	399,083	Sq. Ft.	157	L(25), YM1(92), O(3)
Loan	6	The Shops at Crystals (33)(34)	34.8%	3720 South Las Vegas Boulevard	Las Vegas	Clark	NV	89158	2009	NAP	262,327	Sq. Ft.	1,459	L(25), D(88), O(7)
Loan	7	U-Haul AREC Portfolio (33)	48.0%	Various	Various	Various	Various	Various	Various	Various	1,223,463	Sq. Ft.	77	L(24), D(92), O(4)
Property	7.01	U-Haul N Miami Beach		2269 Northeast 163rd Street and 2100 Northeast 162nd Street	North Miami Beach	Miami-Dade	FL	33160 and 33162	1963, 1972, 1985, 2001	NAP	60,678	Sq. Ft.	147
Property	7.02	U-Haul Moving & Storage At Oso Blanca		8701 Oso Blanca Road	Las Vegas	Clark	NV	89166	2009	2013	77,735	Sq. Ft.	86
Property	7.03	U-Haul Moving & Storage Of Spring Valley		5220 South Jones Boulevard	Las Vegas	Clark	NV	89118	1998	2013	60,090	Sq. Ft.	98
Property	7.04	U-Haul Moving & Storage Of North Brunswick		1256 How Lane	North Brunswick	Middlesex	NJ	08902	1988	NAP	65,995	Sq. Ft.	86
Property	7.05	U-Haul Moving & Storage Of Marlboro		409 Highway 9 South	Englishtown	Monmouth	NJ	07726	1988	NAP	61,420	Sq. Ft.	90
Property	7.06	U-Haul Moving & Storage Of Forestville Rd		4014 Forestville Road	District Heights	Prince George’s	MD	20747	2002	NAP	37,414	Sq. Ft.	146
Property	7.07	U-Haul Moving & Storage Of Casa Grande		242 North Camino Mercado	Casa Grande	Pinal	AZ	85122	2008	NAP	85,998	Sq. Ft.	60
Property	7.08	U-Haul Moving & Storage Of East Brunswick		397 State Route 18	East Brunswick	Middlesex	NJ	08816	1993	NAP	39,884	Sq. Ft.	118
Property	7.09	U-Haul Coeur D Alene		750 West Appleway Avenue	Coeur D Alene	Kootenai	ID	83814	1945, 1970, 2011	NAP	67,895	Sq. Ft.	65
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd		3083 West Lake Mead Boulevard	North Las Vegas	Clark	NV	89032	2005	2014	76,475	Sq. Ft.	56
Property	7.11	U-H Moving & Storage Of Little River		3195 Highway 9 East	Little River	Horry	SC	29566	1996	2005	82,049	Sq. Ft.	49
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave		12200 Portland Avenue	Burnsville	Dakota	MN	55337	2008	NAP	47,507	Sq. Ft.	79
Property	7.13	U-Haul Storage Of Cumming		3060 Keith Bridge Road	Cumming	Forsyth	GA	30041	2007	2008	60,475	Sq. Ft.	60
Property	7.14	U-Haul Moving & Storage Of Haines City		3307 US Highway 17-92 West	Haines City	Polk	FL	33844	2007	NAP	57,390	Sq. Ft.	63
Property	7.15	U-Haul Storage Of Downtown		400 West Ashley Street	Jacksonville	Duval	FL	32202	1925	1996	46,773	Sq. Ft.	75
Property	7.16	U-Haul Moving & Storage Of Salisbury		1326 & 1402 North Salisbury Boulevard	Salisbury	Wicomico	MD	21801	1990, 2002, 2005	NAP	66,545	Sq. Ft.	52
Property	7.17	U-Haul Center Dade County		5341 Northwest 7th Avenue	Miami	Miami-Dade	FL	33127	1958	NAP	10,600	Sq. Ft.	299
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City		2309 Angel Oliva Senior Street	Tampa	Hillsborough	FL	33605	1908	1976	19,719	Sq. Ft.	122
Property	7.19	U-Haul Of Stone Mountain		4940 Memorial Drive	Stone Mountain	Dekalb	GA	30083	1988	1990	39,640	Sq. Ft.	59
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids		1550 16th Avenue Southwest	Cedar Rapids	Linn	IA	52404	1979	2015	60,000	Sq. Ft.	36
Property	7.21	U-Haul Center North Irby St		369 North Irby Street	Florence	Florence	SC	29501	1964	2012	27,068	Sq. Ft.	72
Property	7.22	U-Haul Moving And Storage Of West Warner Robins		301 Robins West Parkway	Warner Robins	Houston	GA	31088	1994	1996-2004	59,025	Sq. Ft.	33
Property	7.23	U-Haul 36th Street		2460 Northwest 36th Street	Miami	Miami-Dade	FL	33142	1965, 1995	NAP	13,088	Sq. Ft.	144
Loan	8	1901 Harrison Street (34)	41.8%	1901 Harrison Street	Oakland	Alameda	CA	94612	1986	NAP	277,655	Sq. Ft.	153	L(25), D(91), O(4)
Loan	9	Staybridge Suites Times Square (33)	44.7%	340 West 40th Street	New York	New York	NY	10018	2010	NAP	310	Rooms	217,742	L(25), D(90), O(5)
Loan	10	Marina Del Rey Hotel (34)	57.5%	13534 Bali Way	Marina del Rey	Los Angeles	CA	90292	1964	2013-2014	164	Rooms	231,707	L(23), YM1(92), O(5)
Loan	11	Intercontinental Kansas City Hotel (33)	56.6%	401 Ward Parkway	Kansas City	Jackson	MO	64112	1972	2006, 2009, 2011, 2012, 2015	366	Rooms	205,301	L(30), D(85), O(5)
Loan	12	260 Townsend Street (34)	55.5%	260 Townsend Street	San Francisco	San Francisco	CA	94107	1986	2015	65,638	Sq. Ft.	430	L(25), D(91), O(4)
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)	24.1%	11111 North 7th Street	Phoenix	Maricopa	AZ	85020	1982	2007, 2016	584	Rooms	44,365	L(27), D(89), O(4)
Loan	14	Hampton Inn - San Diego/Kearny Mesa	48.9%	5434 Kearny Mesa Road	San Diego	San Diego	CA	92111	1990	2007, 2013	147	Rooms	142,202	L(27), D(89), O(4)
Loan	15	38-01 47th Avenue	51.9%	38-01 47th Avenue	Long Island City	Queens	NY	11101	1952	2005	81,630	Sq. Ft.	254	L(24), D(92), O(4)
Loan	16	39-25 21st Street	53.5%	39-25 21st Street	Long Island City	Queens	NY	11101	1925	2006	66,164	Sq. Ft.	313	L(25), D(91), O(4)
Loan	17	River Terrace Inn	49.4%	1600 Soscol Avenue	Napa	Napa	CA	94559	2003	2011-2015	105	Rooms	190,476	L(27), D(88), O(5)
Loan	18	The Shops at Mockingbird	65.5%	4550 West Mockingbird Lane	Dallas	Dallas	TX	75209	2009	NAP	76,426	Sq. Ft.	251	L(25), YM1(92), O(3)
Loan	19	Oxford at Country Club	64.5%	2800 West Baker Road	Baytown	Harris	TX	77521	2013	NAP	228	Units	80,263	L(30), D(86), O(4)
Loan	20	Village at Shoal Creek	60.2%	8383 North Booth Avenue	Kansas City	Clay	MO	64158	2015	NAP	80,093	Sq. Ft.	190	L(24), YM1(89), O(7)
Loan	21	Williamsburg Premium Outlets (33)	54.8%	5715-62A Richmond Road	Williamsburg	James City	VA	23188	1987	2005	522,133	Sq. Ft.	354	L(30), D(83), O(7)
Loan	22	201 Mentor Drive	61.2%	201 Mentor Drive	Goleta	Santa Barbara	CA	93111	1991	NAP	72,043	Sq. Ft.	203	L(27), D(88), O(5)
Loan	23	Valley Fair Shopping Center	60.8%	113 East Southern Avenue	Tempe	Maricopa	AZ	85282	1962	1994	90,862	Sq. Ft.	128	L(25), D(54), O(5)
Loan	24	Clive Daniel Building	52.0%	1351 Northwest 2nd Circle	Boca Raton	Palm Beach	FL	33432	2016	NAP	68,389	Sq. Ft.	139	L(24), D(92), O(4)
Loan	25	Mission Bend Shopping Center	48.3%	6800-7020 Highway 6 South	Houston	Harris	TX	77083	1979	2008	140,576	Sq. Ft.	63	L(25), YM1(91), O(4)
Loan	26	Holiday Inn Express Mt. Juliet	56.0%	565 South Mount Juliet Road	Mount Juliet	Wilson	TN	37122	2008	NAP	81	Rooms	92,280	L(27), D(89), O(4)
Loan	27	Santiago MHC	62.0%	4650 East Carey Avenue	Las Vegas	Clark	NV	89115	1984	NAP	185	Pads	38,919	L(31), D(85), O(4)
Loan	28	Hobson Medical Campus	52.8%	1220 Hobson Road	Naperville	DuPage	IL	60540	1990	2015	37,042	Sq. Ft.	183	L(25), YM1(88), O(7)
Loan	29	Preserve at Oslo	60.9%	2299 10th Road Southwest	Vero Beach	Indian River	FL	32962	2000	NAP	176	Units	37,500	L(24), D(32), O(4)
Loan	30	Grizzly Self-Storage Mesquite	57.6%	1125 East Main Street	Mesquite	Dallas	TX	75149	2002	NAP	70,860	Sq. Ft.	74	L(26), D(90), O(4)
Loan	31	Fairfield Hilton Head	48.5%	105 Okatie Center Boulevard	Okatie	Beaufort	SC	29909	1999	2013	64	Rooms	80,589	L(29), D(87), O(4)
Loan	32	Grizzly Self-Storage Desoto	56.5%	1480 North Hampton Road	Desoto	Dallas	TX	75115	2002	NAP	61,305	Sq. Ft.	69	L(26), D(90), O(4)

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI
Flag	ID	Property Name	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)(11)(14)
Loan	1	Westfield San Francisco Centre (33)	T-12 3/31/2016	90,654,772	38,690,784	51,963,988	12/31/2015	88,603,550	37,649,371	50,954,179	12/31/2014	84,621,362	36,493,338	48,128,023	13.1%
Loan	2	Center 21 (33)(34)	T-12 3/31/2016	20,515,971	9,039,124	11,476,847	12/31/2015	20,216,275	8,817,110	11,399,165	12/31/2014	20,721,990	8,551,773	12,170,217	9.7%
Loan	3	Opry Mills (33)(34)	T-12 1/31/2016	51,765,862	14,870,712	36,895,150	12/31/2015	51,734,040	15,026,181	36,707,859	12/31/2014	50,063,915	15,076,680	34,987,235	10.1%
Loan	4	693 Fifth Avenue (33)	T-12 3/31/2016	19,303,224	4,712,493	14,590,731	12/31/2015	18,736,883	4,528,682	14,208,201	12/31/2014	8,701,285	3,798,967	4,902,318	6.4%
Loan	5	Yuma Palms (34)	T-12 5/31/2016	8,695,425	2,968,985	5,726,440	12/31/2015	8,856,601	2,935,756	5,920,845	12/31/2014	8,654,231	2,714,910	5,939,321	8.5%
Loan	6	The Shops at Crystals (33)(34)	12/31/2015	65,203,201	18,826,390	46,376,811	12/31/2014	62,646,345	19,004,031	43,642,314	12/31/2013	58,100,295	18,045,943	40,054,352	12.9%
Loan	7	U-Haul AREC Portfolio (33)	T-12 5/31/2016	13,451,784	3,610,425	9,841,358	12/31/2015	11,127,291	3,411,829	7,715,462	12/31/2014	6,997,361	2,778,371	4,218,991	10.3%
Property	7.01	U-Haul N Miami Beach	T-12 5/31/2016	1,180,965	293,877	887,088
Property	7.02	U-Haul Moving & Storage At Oso Blanca	T-12 5/31/2016	815,732	154,516	661,216
Property	7.03	U-Haul Moving & Storage Of Spring Valley	T-12 5/31/2016	764,647	145,476	619,171
Property	7.04	U-Haul Moving & Storage Of North Brunswick	T-12 5/31/2016	828,184	221,993	606,191
Property	7.05	U-Haul Moving & Storage Of Marlboro	T-12 5/31/2016	852,878	275,666	577,212
Property	7.06	U-Haul Moving & Storage Of Forestville Rd	T-12 5/31/2016	635,266	135,842	499,424
Property	7.07	U-Haul Moving & Storage Of Casa Grande	T-12 5/31/2016	598,139	185,501	412,637
Property	7.08	U-Haul Moving & Storage Of East Brunswick	T-12 5/31/2016	736,818	250,565	486,254
Property	7.09	U-Haul Coeur D Alene	T-12 5/31/2016	692,957	180,378	512,579
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd	T-12 5/31/2016	570,501	138,545	431,956
Property	7.11	U-H Moving & Storage Of Little River	T-12 5/31/2016	603,691	146,756	456,935
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave	T-12 5/31/2016	506,657	167,675	338,982
Property	7.13	U-Haul Storage Of Cumming	T-12 5/31/2016	502,960	122,406	380,554
Property	7.14	U-Haul Moving & Storage Of Haines City	T-12 5/31/2016	476,601	119,124	357,477
Property	7.15	U-Haul Storage Of Downtown	T-12 5/31/2016	526,003	144,703	381,299
Property	7.16	U-Haul Moving & Storage Of Salisbury	T-12 5/31/2016	597,232	142,990	454,242
Property	7.17	U-Haul Center Dade County	T-12 5/31/2016	391,993	105,906	286,088
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City	T-12 5/31/2016	377,305	122,589	254,716
Property	7.19	U-Haul Of Stone Mountain	T-12 5/31/2016	396,283	121,966	274,317
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids	T-12 5/31/2016	387,858	118,220	269,637
Property	7.21	U-Haul Center North Irby St	T-12 5/31/2016	347,411	118,865	228,545
Property	7.22	U-Haul Moving And Storage Of West Warner Robins	T-12 5/31/2016	305,193	90,119	215,074
Property	7.23	U-Haul 36th Street	T-12 5/31/2016	356,510	106,747	249,762
Loan	8	1901 Harrison Street (34)	T-12 3/31/2016	9,181,939	4,328,563	4,853,375	12/31/2015	9,247,198	4,285,831	4,961,367	12/31/2014	8,818,103	4,085,004	4,733,099	11.1%
Loan	9	Staybridge Suites Times Square (33)	T-12 5/31/2016	26,990,267	17,039,902	9,950,365	12/31/2015	27,966,165	17,149,733	10,816,433	12/31/2014	29,674,991	17,146,359	12,528,633	13.8%
Loan	10	Marina Del Rey Hotel (34)	T-12 4/30/2016	18,013,329	12,833,060	5,180,269									14.3%
Loan	11	Intercontinental Kansas City Hotel (33)	T-12 3/31/2016	26,891,895	18,208,890	8,683,005	12/31/2015	27,274,342	18,373,735	8,900,607	12/31/2014	26,508,285	18,041,763	8,466,522	11.5%
Loan	12	260 Townsend Street (34)	T-12 3/31/2016	4,508,302	1,646,263	2,862,039	12/31/2015	4,329,600	1,591,576	2,738,024	12/31/2014	1,632,908	1,045,634	587,275	10.2%
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)	T-12 3/31/2016	40,155,427	35,243,354	4,912,073	12/31/2015	38,806,989	34,473,330	4,333,659	12/31/2014	35,589,739	31,970,490	3,619,249	19.4%
Loan	14	Hampton Inn - San Diego/Kearny Mesa	T-12 4/30/2016	5,783,680	2,937,366	2,846,314	12/31/2015	5,859,462	3,003,928	2,855,534	12/31/2014	5,432,008	2,853,896	2,578,111	13.0%
Loan	15	38-01 47th Avenue	T-12 5/31/2016	3,362,799	1,360,747	2,002,053	12/31/2015	3,312,591	1,405,650	1,906,941	12/31/2014	3,148,703	1,472,832	1,675,871	9.3%
Loan	16	39-25 21st Street	T-12 4/30/2016	2,432,423	646,755	1,785,668	12/31/2015	2,413,643	664,722	1,748,922	12/31/2014	2,390,168	753,380	1,636,788	8.7%
Loan	17	River Terrace Inn	T-12 3/31/2016	6,766,626	4,032,107	2,734,519	12/31/2015	6,606,382	3,969,165	2,637,217	12/31/2014	6,113,679	3,928,711	2,184,968	12.0%
Loan	18	The Shops at Mockingbird	T-12 4/30/2016	2,533,671	763,573	1,770,098	12/31/2015	2,425,333	726,061	1,699,272	12/31/2014	2,029,182	628,981	1,400,201	8.4%
Loan	19	Oxford at Country Club	T-12 3/31/2016	3,004,763	1,254,635	1,750,127	12/31/2015	2,953,592	1,262,710	1,690,882	12/31/2014	2,680,156	1,138,913	1,541,243	9.2%
Loan	20	Village at Shoal Creek													8.8%
Loan	21	Williamsburg Premium Outlets (33)	12/31/2015	27,342,048	5,297,476	22,044,572	12/31/2014	26,560,402	5,848,491	20,711,911	12/31/2013	24,802,246	5,159,412	19,642,834	11.4%
Loan	22	201 Mentor Drive	T-12 2/29/2016	2,515,298	573,586	1,941,712	12/31/2015	2,345,782	542,952	1,802,830	12/31/2014	2,312,988	551,133	1,761,855	8.6%
Loan	23	Valley Fair Shopping Center	T-12 4/30/2016	1,585,825	423,512	1,162,313	12/31/2015	1,596,777	415,055	1,181,722	12/31/2014	1,489,855	417,118	1,072,737	9.9%
Loan	24	Clive Daniel Building													11.0%
Loan	25	Mission Bend Shopping Center	YTD 5/31/2016 Ann.	1,734,069	612,745	1,121,324	12/31/2015	1,532,569	517,944	1,014,626	12/31/2014	1,476,396	632,085	844,311	13.9%
Loan	26	Holiday Inn Express Mt. Juliet	T-12 3/31/2016	2,924,595	1,842,229	1,082,366	12/31/2015	2,827,899	1,735,525	1,092,374	12/31/2014	2,595,000	1,693,956	901,044	14.0%
Loan	27	Santiago MHC	T-12 4/30/2016	1,010,987	384,932	626,054	12/31/2015	1,001,252	395,598	605,654	12/31/2014	996,715	406,639	590,076	8.8%
Loan	28	Hobson Medical Campus	T-12 4/30/2016	1,220,673	347,618	873,055	12/31/2015	1,187,987	343,681	844,306	12/31/2014	1,167,597	337,335	830,262	10.4%
Loan	29	Preserve at Oslo	T-12 4/30/2016	1,333,253	620,054	713,199	12/31/2015	1,284,166	689,376	594,791	12/31/2014	1,040,801	599,975	440,826	11.0%
Loan	30	Grizzly Self-Storage Mesquite	T-12 3/31/2016	740,578	243,394	497,184	12/31/2015	724,901	236,937	487,964	12/31/2014	714,524	192,646	521,878	9.2%
Loan	31	Fairfield Hilton Head	T-12 3/31/2016	1,795,435	925,638	869,797	12/31/2015	1,761,125	915,110	846,015	12/31/2014	1,611,351	869,341	742,010	15.4%
Loan	32	Grizzly Self-Storage Desoto	T-12 3/31/2016	602,602	174,273	428,329	12/31/2015	583,441	171,489	411,951	12/31/2014	558,486	150,820	407,666	9.2%

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership
Flag	ID	Property Name	Debt Yield (10)(11)(14)	Revenue($)	EGI($) (4)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)	Interest (18)(19)
Loan	1	Westfield San Francisco Centre (33)	12.7%	58,964,187	95,016,729	38,462,539	56,554,190	157,864	1,578,636	54,817,690	Fee Simple/Leasehold
Loan	2	Center 21 (33)(34)	8.4%	25,523,866	25,123,345	9,339,732	15,783,613	206,791	1,830,259	13,746,563	Fee Simple
Loan	3	Opry Mills (33)(34)	9.7%	30,376,276	52,975,528	15,212,634	37,762,894	233,927	1,254,682	36,274,285	Fee Simple
Loan	4	693 Fifth Avenue (33)	6.3%	22,744,589	20,153,750	4,235,787	15,917,963	19,303	187,508	15,711,152	Fee Simple
Loan	5	Yuma Palms (34)	8.0%	7,074,342	8,210,339	2,928,641	5,281,698	67,844	199,542	5,014,313	Fee Simple
Loan	6	The Shops at Crystals (33)(34)	12.4%	51,724,446	64,805,737	15,337,877	49,467,860	41,972	1,815,657	47,610,231	Fee Simple
Loan	7	U-Haul AREC Portfolio (33)	10.1%	12,172,465	13,451,784	3,676,925	9,774,858	252,815		9,522,044	Fee Simple
Property	7.01	U-Haul N Miami Beach		978,312	1,180,965	298,715	882,251	12,538		869,712	Fee Simple
Property	7.02	U-Haul Moving & Storage At Oso Blanca		747,043	815,732	157,356	658,376	16,063		642,313	Fee Simple
Property	7.03	U-Haul Moving & Storage Of Spring Valley		726,860	764,647	148,143	616,503	12,417		604,086	Fee Simple
Property	7.04	U-Haul Moving & Storage Of North Brunswick		802,755	828,184	225,361	602,823	13,637		589,186	Fee Simple
Property	7.05	U-Haul Moving & Storage Of Marlboro		694,988	852,878	279,959	572,920	12,692		560,228	Fee Simple
Property	7.06	U-Haul Moving & Storage Of Forestville Rd		620,490	635,266	138,240	497,026	7,731		489,295	Fee Simple
Property	7.07	U-Haul Moving & Storage Of Casa Grande		588,170	598,139	189,105	409,034	17,770		391,264	Fee Simple
Property	7.08	U-Haul Moving & Storage Of East Brunswick		667,490	736,818	254,635	482,183	8,242		473,941	Fee Simple
Property	7.09	U-Haul Coeur D Alene		603,587	692,957	183,848	509,109	14,030		495,079	Fee Simple
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd		548,896	570,501	141,306	429,194	15,803		413,392	Fee Simple
Property	7.11	U-H Moving & Storage Of Little River		581,625	603,691	149,561	454,130	16,954		437,176	Fee Simple
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave		500,664	506,657	170,352	336,305	9,817		326,488	Fee Simple
Property	7.13	U-Haul Storage Of Cumming		448,374	502,960	124,847	378,113	12,496		365,616	Fee Simple
Property	7.14	U-Haul Moving & Storage Of Haines City		458,288	476,601	121,614	354,988	11,859		343,129	Fee Simple
Property	7.15	U-Haul Storage Of Downtown		510,187	526,003	147,492	378,511	9,665		368,846	Fee Simple
Property	7.16	U-Haul Moving & Storage Of Salisbury		577,109	597,232	145,672	451,560	13,751		437,810	Fee Simple
Property	7.17	U-Haul Center Dade County		238,139	391,993	108,087	283,906	2,190		281,715	Fee Simple
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City		306,646	377,305	124,902	252,403	4,075		248,328	Fee Simple
Property	7.19	U-Haul Of Stone Mountain		348,043	396,283	124,430	271,852	8,191		263,661	Fee Simple
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids		363,521	387,858	120,574	267,284	12,398		254,886	Fee Simple
Property	7.21	U-Haul Center North Irby St		291,364	347,411	121,567	225,844	5,593		220,251	Fee Simple
Property	7.22	U-Haul Moving And Storage Of West Warner Robins		291,253	305,193	92,105	213,089	12,197		200,892	Fee Simple
Property	7.23	U-Haul 36th Street		278,660	356,510	109,055	247,455	2,704		244,751	Fee Simple
Loan	8	1901 Harrison Street (34)	9.6%	12,162,602	9,090,835	4,355,369	4,735,466	75,245	565,381	4,094,840	Fee Simple
Loan	9	Staybridge Suites Times Square (33)	12.3%	25,452,295	25,719,857	16,383,450	9,336,406	1,028,794		8,307,612	Fee Simple
Loan	10	Marina Del Rey Hotel (34)	12.4%	11,728,000	18,511,071	13,068,686	5,442,385	740,443		4,701,943	Leasehold
Loan	11	Intercontinental Kansas City Hotel (33)	10.1%	16,317,542	26,847,523	18,178,634	8,668,889	1,073,901		7,594,988	Fee Simple
Loan	12	260 Townsend Street (34)	9.4%	4,095,114	3,851,281	1,586,160	2,265,121	13,784	154,651	2,096,686	Fee Simple
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)	13.2%	17,307,536	40,092,609	35,064,837	5,027,772	1,603,704		3,424,068	Fee Simple/Leasehold
Loan	14	Hampton Inn - San Diego/Kearny Mesa	11.9%	5,720,165	5,783,680	3,062,433	2,721,247	231,347		2,489,900	Fee Simple/Leasehold
Loan	15	38-01 47th Avenue	9.2%	3,511,357	3,328,114	1,397,109	1,931,005	12,194		1,918,810	Leasehold
Loan	16	39-25 21st Street	8.6%	2,560,572	2,425,441	623,371	1,802,071	9,925		1,792,146	Fee Simple
Loan	17	River Terrace Inn	10.8%	6,000,902	6,170,030	3,761,506	2,408,525	246,801		2,161,723	Fee Simple
Loan	18	The Shops at Mockingbird	7.9%	1,778,808	2,440,503	821,981	1,618,522	11,464	90,503	1,516,555	Fee Simple
Loan	19	Oxford at Country Club	8.9%	2,946,855	2,940,174	1,254,329	1,685,846	57,000		1,628,846	Fee Simple
Loan	20	Village at Shoal Creek	8.4%	1,497,232	1,954,748	611,709	1,343,039	12,014	58,468	1,272,557	Fee Simple
Loan	21	Williamsburg Premium Outlets (33)	10.8%	20,728,072	27,001,994	5,877,418	21,124,575	156,640	991,557	19,976,379	Fee Simple
Loan	22	201 Mentor Drive	7.9%	1,491,270	1,953,830	699,245	1,254,585	10,873	95,781	1,147,930	Fee Simple
Loan	23	Valley Fair Shopping Center	9.1%	1,492,842	1,582,464	434,117	1,148,346	19,081	69,478	1,059,787	Fee Simple
Loan	24	Clive Daniel Building	10.6%	1,140,045	1,508,742	466,985	1,041,757	4,103	32,500	1,005,154	Fee Simple
Loan	25	Mission Bend Shopping Center	11.5%	1,449,140	1,768,923	538,697	1,230,226	35,144	173,707	1,021,375	Fee Simple
Loan	26	Holiday Inn Express Mt. Juliet	12.5%	2,786,194	2,868,386	1,820,473	1,047,913	114,735		933,177	Fee Simple
Loan	27	Santiago MHC	8.7%	1,192,144	1,010,987	375,996	634,991	9,250		625,741	Fee Simple
Loan	28	Hobson Medical Campus	10.1%	860,085	1,053,965	344,506	709,459	7,413	15,344	686,702	Fee Simple
Loan	29	Preserve at Oslo	10.2%	1,407,671	1,331,941	602,843	729,098	52,800		676,298	Fee Simple
Loan	30	Grizzly Self-Storage Mesquite	9.1%	758,641	740,578	256,274	484,305	7,086		477,219	Fee Simple
Loan	31	Fairfield Hilton Head	14.0%	1,754,497	1,761,268	968,513	792,755	70,451		722,304	Fee Simple
Loan	32	Grizzly Self-Storage Desoto	9.1%	602,316	602,602	212,476	390,126	6,016		384,110	Fee Simple

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ground Lease	Ground Lease			Lease			Lease			Lease			Lease
Flag	ID	Property Name	Expiration (19)	Extension Terms (19)	Largest Tenant (20)(21)(22)(23)(25)	SF	Expiration	2nd Largest Tenant (20)(22)(23)(24)	SF	Expiration	3rd Largest Tenant (22)(23)(24)(25)	SF	Expiration	4th Largest Tenant (20)(22)(24)(25)	SF	Expiration
Loan	1	Westfield San Francisco Centre (33)	6/30/2043	One, 15-year option	San Francisco State University	125,483	12/31/2021	Crunchyroll, Inc.	71,614	1/31/2020	Century Theatres	52,636	9/30/2021	Bespoke	36,977	12/31/2021
Loan	2	Center 21 (33)(34)			Pandora Media, Inc.	183,783	9/30/2020	Kaiser Foundation Health Plan, Inc.	96,002	12/31/2022	Federal Bureau of Investigation	76,737	10/4/2026	Cerexa, Inc.	49,311	5/31/2020
Loan	3	Opry Mills (33)(34)			Bass Pro Shops	130,131	4/30/2020	Regal Cinema	100,056	5/31/2020	Dave & Buster’s	56,886	11/30/2021	Forever 21	53,244	1/31/2019
Loan	4	693 Fifth Avenue (33)			Valentino	14,425	7/31/2029	JDS Development Group	11,635	4/30/2020	Pierson Capital	9,629	8/31/2020	Carpenters Workshop Gallery	5,075	2/28/2031
Loan	5	Yuma Palms (34)			Harkins Theatre	63,255	1/31/2020	Ross Dress for Less	29,983	1/31/2020	Marshalls	28,500	9/30/2024	Jo-Ann	25,056	1/31/2019
Loan	6	The Shops at Crystals (33)(34)			Louis Vuitton	22,745	12/31/2019	Prada	15,525	12/31/2019	Gucci	10,952	12/31/2025	Tiffany & Co.	10,000	1/31/2024
Loan	7	U-Haul AREC Portfolio (33)
Property	7.01	U-Haul N Miami Beach			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.02	U-Haul Moving & Storage At Oso Blanca			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.03	U-Haul Moving & Storage Of Spring Valley			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.04	U-Haul Moving & Storage Of North Brunswick			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.05	U-Haul Moving & Storage Of Marlboro			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.06	U-Haul Moving & Storage Of Forestville Rd			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.07	U-Haul Moving & Storage Of Casa Grande			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.08	U-Haul Moving & Storage Of East Brunswick			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.09	U-Haul Coeur D Alene			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.11	U-H Moving & Storage Of Little River			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.13	U-Haul Storage Of Cumming			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.14	U-Haul Moving & Storage Of Haines City			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.15	U-Haul Storage Of Downtown			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.16	U-Haul Moving & Storage Of Salisbury			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.17	U-Haul Center Dade County			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.19	U-Haul Of Stone Mountain			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.21	U-Haul Center North Irby St			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.22	U-Haul Moving And Storage Of West Warner Robins			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.23	U-Haul 36th Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	1901 Harrison Street (34)			Wells Fargo Bank, N.A.	87,000	12/31/2022	Burnham & Brown	40,337	12/31/2022	Burke, Williams & Sorensen, LLP	16,385	5/31/2019	Regus	13,841	9/30/2025
Loan	9	Staybridge Suites Times Square (33)			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Marina Del Rey Hotel (34)	2/28/2061	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Intercontinental Kansas City Hotel (33)			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	260 Townsend Street (34)			Swinerton	35,121	3/31/2026	Breeze Labs, Inc	12,832	10/31/2021	Battery Management Corp.	3,701	10/31/2019	NAP	NAP	NAP
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)	3/13/2054	One, 65-year option	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Hampton Inn - San Diego/Kearny Mesa	4/22/2028	Two, 10-year options	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	38-01 47th Avenue	2/28/2054	Five, 10-year options	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	39-25 21st Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	River Terrace Inn			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	The Shops at Mockingbird			LA Fitness	37,418	2/28/2025	Family Dollar	8,286	1/31/2026	US Postal Service	4,196	8/31/2020	Phoenix Salons	4,025	11/30/2024
Loan	19	Oxford at Country Club			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Village at Shoal Creek			Sprouts	28,439	2/28/2030	Party City	12,035	1/31/2025	Tuesday Morning	9,929	8/31/2026	Boot Barn	8,916	8/31/2025
Loan	21	Williamsburg Premium Outlets (33)			Food Lion	29,000	4/20/2020	Nike Factory Store	13,852	9/30/2020	Polo Ralph Lauren	12,538	8/31/2018	Coach	10,000	1/31/2024
Loan	22	201 Mentor Drive			Cottage Health	17,920	2/28/2021	Truven Health Analytics	16,172	6/30/2017	CIO Solutions	9,832	9/30/2021	Tobin Lucks	9,553	7/31/2026
Loan	23	Valley Fair Shopping Center			Fitness International, LLC	50,610	2/28/2026	Remy Co.	7,518	8/15/2020	Pet Club Gilbert LLC	5,520	8/31/2024	Rent-A-Center	4,500	10/31/2017
Loan	24	Clive Daniel Building			Clive Daniel Home	68,389	4/15/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Mission Bend Shopping Center			dd’s Discounts	22,500	1/31/2025	Harbor Freights Tools	15,446	3/31/2024	Melrose	13,048	1/31/2022	Dollar General	10,000	11/30/2019
Loan	26	Holiday Inn Express Mt. Juliet			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Santiago MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Hobson Medical Campus			Edward Health Ventures	9,551	7/31/2025	Women’s Center for Health L.P.	8,863	7/31/2017	DuPage Medical Group, Ltd.	5,380	6/30/2022	Blue Seas MedSap, LLC	2,510	2/28/2022
Loan	29	Preserve at Oslo			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Grizzly Self-Storage Mesquite			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Fairfield Hilton Head			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Grizzly Self-Storage Desoto			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Upfront	Monthly	Upfront	Monthly	Upfront	Monthly
Property					Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax
Flag	ID	Property Name	5th Largest Tenant (22)(24)	SF	Expiration	Occupancy (25)	As-of Date	Reserves ($) (27)	Reserves ($) (28)(29)(31)	Reserves ($) (27)	Reserves ($) (28)(29)(31)	Reserves ($) (27)	Reserves ($) (28)(29)(29)(31)
Loan	1	Westfield San Francisco Centre (33)	True Ultimate Standards Every	28,217	2/29/2020	95.6%	4/30/2016		Springing		Springing		Springing
Loan	2	Center 21 (33)(34)	iParadigms, LLC	48,912	6/30/2025	98.8%	3/1/2016				Springing		Springing
Loan	3	Opry Mills (33)(34)	Bed Bath & Beyond	30,966	3/31/2022	98.6%	3/14/2016		Springing		Springing		Springing
Loan	4	693 Fifth Avenue (33)	Louis Licari	4,847	5/31/2025	57.1%	4/1/2016						Springing
Loan	5	Yuma Palms (34)	Bealls Outlet	24,943	1/31/2024	85.9%	6/9/2016	5,654	5,654	500,000	41,667		Springing
Loan	6	The Shops at Crystals (33)(34)	Ermenegildo Zegna	9,926	12/31/2020	87.6%	4/21/2016		Springing	185,000	Springing		Springing
Loan	7	U-Haul AREC Portfolio (33)				90.7%	5/31/2016	126,407	Springing			645,544	Springing
Property	7.01	U-Haul N Miami Beach	NAP	NAP	NAP	96.0%	5/31/2016
Property	7.02	U-Haul Moving & Storage At Oso Blanca	NAP	NAP	NAP	89.1%	5/31/2016
Property	7.03	U-Haul Moving & Storage Of Spring Valley	NAP	NAP	NAP	95.2%	5/31/2016
Property	7.04	U-Haul Moving & Storage Of North Brunswick	NAP	NAP	NAP	88.8%	5/31/2016
Property	7.05	U-Haul Moving & Storage Of Marlboro	NAP	NAP	NAP	90.2%	5/31/2016
Property	7.06	U-Haul Moving & Storage Of Forestville Rd	NAP	NAP	NAP	92.2%	5/31/2016
Property	7.07	U-Haul Moving & Storage Of Casa Grande	NAP	NAP	NAP	81.8%	5/31/2016
Property	7.08	U-Haul Moving & Storage Of East Brunswick	NAP	NAP	NAP	93.8%	5/31/2016
Property	7.09	U-Haul Coeur D Alene	NAP	NAP	NAP	97.6%	5/31/2016
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd	NAP	NAP	NAP	85.3%	5/31/2016
Property	7.11	U-H Moving & Storage Of Little River	NAP	NAP	NAP	88.5%	5/31/2016
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave	NAP	NAP	NAP	98.3%	5/31/2016
Property	7.13	U-Haul Storage Of Cumming	NAP	NAP	NAP	90.6%	5/31/2016
Property	7.14	U-Haul Moving & Storage Of Haines City	NAP	NAP	NAP	86.3%	5/31/2016
Property	7.15	U-Haul Storage Of Downtown	NAP	NAP	NAP	96.4%	5/31/2016
Property	7.16	U-Haul Moving & Storage Of Salisbury	NAP	NAP	NAP	86.4%	5/31/2016
Property	7.17	U-Haul Center Dade County	NAP	NAP	NAP	98.6%	5/31/2016
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City	NAP	NAP	NAP	94.0%	5/31/2016
Property	7.19	U-Haul Of Stone Mountain	NAP	NAP	NAP	98.7%	5/31/2016
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids	NAP	NAP	NAP	97.2%	5/31/2016
Property	7.21	U-Haul Center North Irby St	NAP	NAP	NAP	92.1%	5/31/2016
Property	7.22	U-Haul Moving And Storage Of West Warner Robins	NAP	NAP	NAP	80.4%	5/31/2016
Property	7.23	U-Haul 36th Street	NAP	NAP	NAP	94.1%	5/31/2016
Loan	8	1901 Harrison Street (34)	Orbach Huff Suarez & Henderson, LLP	5,840	11/30/2019	73.0%	3/31/2016				Springing		Springing
Loan	9	Staybridge Suites Times Square (33)	NAP	NAP	NAP	99.7%	5/31/2016		The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work			294,193	294,193
Loan	10	Marina Del Rey Hotel (34)	NAP	NAP	NAP	80.8%	4/30/2016		Springing			96,271	32,090
Loan	11	Intercontinental Kansas City Hotel (33)	NAP	NAP	NAP	66.7%	3/31/2016		The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work			145,115	72,557
Loan	12	260 Townsend Street (34)	NAP	NAP	NAP	78.7%	4/1/2016				Springing		Springing
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)	NAP	NAP	NAP	56.2%	3/31/2016		Springing				Springing
Loan	14	Hampton Inn - San Diego/Kearny Mesa	NAP	NAP	NAP	76.8%	4/30/2016		The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work				13,467
Loan	15	38-01 47th Avenue	NAP	NAP	NAP	92.4%	6/2/2016		1,016			20,086	10,043
Loan	16	39-25 21st Street	NAP	NAP	NAP	89.1%	4/30/2016		827			3,861	3,861
Loan	17	River Terrace Inn	NAP	NAP	NAP	71.1%	3/31/2016		The greater of (i) 4.0% of prior month’s rent and (ii) the then-current amount required by the Approved Annual Budget				20,393
Loan	18	The Shops at Mockingbird	Leslie’s Pools	2,824	12/31/2017	100.0%	6/30/2016	955	955	8,333	8,333		Springing
Loan	19	Oxford at Country Club	NAP	NAP	NAP	98.7%	3/31/2016		4,750			91,391	45,696
Loan	20	Village at Shoal Creek	Sleep & Co	6,007	9/30/2022	96.2%	4/30/2016		1,001		3,337	170,466	18,941
Loan	21	Williamsburg Premium Outlets (33)	The North Face	9,492	11/30/2022	95.2%	12/10/2015		Springing		Springing		Springing
Loan	22	201 Mentor Drive	Applied Research Associates	8,202	5/31/2023	92.1%	5/1/2016	36,245	Springing	159,836	8,457	54,428	13,607
Loan	23	Valley Fair Shopping Center	Venezia’s NY Style Pizzeria	4,462	12/31/2019	92.6%	6/28/2016		1,590		5,790	45,217	15,072
Loan	24	Clive Daniel Building	NAP	NAP	NAP	100.0%	8/6/2016		859		2,708	37,586	4,176
Loan	25	Mission Bend Shopping Center	Fresenius Medical Care	9,455	9/30/2017	88.7%	4/12/2016	2,929	2,929	11,715	11,715	141,155	23,526
Loan	26	Holiday Inn Express Mt. Juliet	NAP	NAP	NAP	81.3%	3/31/2016	300,000	The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work			13,452	4,484
Loan	27	Santiago MHC	NAP	NAP	NAP	80.0%	4/30/2016		771			15,164	3,791
Loan	28	Hobson Medical Campus	Oakbrook Allergists S.C.	2,051	2/28/2019	87.8%	7/8/2016		618	475,000	4,633	74,083	12,347
Loan	29	Preserve at Oslo	NAP	NAP	NAP	94.3%	3/31/2016		4,400			67,310	6,731
Loan	30	Grizzly Self-Storage Mesquite	NAP	NAP	NAP	95.9%	3/31/2016	7,086	Springing			87,975	Springing
Loan	31	Fairfield Hilton Head	NAP	NAP	NAP	75.9%	3/31/2016		The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work			15,219	5,073
Loan	32	Grizzly Self-Storage Desoto	NAP	NAP	NAP	97.2%	3/31/2016	6,016	Springing			79,000	Springing

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront	Upfront	Monthly	Other	Environmental
Property			Insurance	Insurance	Engineering	Other	Other	Reserves	Report	Engineering	Loan
Flag	ID	Property Name	Reserves($) (27)	Reserves ($) (28)(31)	Reserve($) (27)	Reserves ($) (27)	Reserves ($) (28)(29)(30)(31)	Description	Date	Report Date	Purpose	Sponsor (26)	Guarantor (26)(32)	Previous Securitization
Loan	1	Westfield San Francisco Centre (33)		Springing			Springing	Ground Rent Reserve (Springing Monthly: Ground Rent Funds)	5/5/2016	5/5/2016	Refinance	Westfield America, Inc.	Westfield America, Inc.	LBUBS 2007-C1
Loan	2	Center 21 (33)(34)		Springing	1,500,000	14,202,311		Outstanding TI Reserve (Upfront: 11,893,677); Free Rent Reserve (Upfront: 2,308,634)	5/24/2016	5/21/2016	Recapitalization	CIM Commercial Trust Corporation	CIM Commercial Trust Corporation
Loan	3	Opry Mills (33)(34)		Springing					5/13/2016	5/13/2016	Refinance	Simon Property Group, L.P.	Simon Property Group, L.P.
Loan	4	693 Fifth Avenue (33)		Springing		3,327,853		Outstanding TI Reserve (Upfront: 3,022,060); Free Rent Reserve (Upfront: 305,793)	4/15/2016	4/15/2016	Acquisition	Marc de Lacharrière	NAP
Loan	5	Yuma Palms (34)		Springing		1,619,645	Springing	Sports Authority Reserve (Upfront: 935,000); Rent Abatement Reserve (Upfront: 627,000); Outstanding TI Reserve (Upfront: 57,645); Additional Collateral Reserve (Monthly: Springing)	5/17/2016	5/17/2016	Refinance	Inland Private Capital Corporation	Inland Private Capital Corporation	WBCMT 2006-C27
Loan	6	The Shops at Crystals (33)(34)		Springing					2/5/2016	5/13/2016	Recapitalization	Simon Property Group, L.P.; ICRE REIT Holdings	Simon Property Group, L.P.; ICRE REIT Holdings
Loan	7	U-Haul AREC Portfolio (33)		Springing	388,906						Recapitalization	AMERCO	AMERCO
Property	7.01	U-Haul N Miami Beach							5/18/2016	5/18/2016				LBUBS 2006-C1 (2269 Northeast 163rd Street)
Property	7.02	U-Haul Moving & Storage At Oso Blanca							5/18/2016	5/18/2016
Property	7.03	U-Haul Moving & Storage Of Spring Valley							5/18/2016	5/18/2016
Property	7.04	U-Haul Moving & Storage Of North Brunswick							5/20/2016	5/18/2016				GCCFC 2007-GG9
Property	7.05	U-Haul Moving & Storage Of Marlboro							5/25/2016	5/9/2016				BACM 2007-C3
Property	7.06	U-Haul Moving & Storage Of Forestville Rd							5/19/2016	5/18/2016				GSMS 2007-GG10
Property	7.07	U-Haul Moving & Storage Of Casa Grande							5/11/2016	5/6/2016
Property	7.08	U-Haul Moving & Storage Of East Brunswick							5/20/2016	5/18/2016				LBUBS 2006-C1
Property	7.09	U-Haul Coeur D Alene							5/19/2016	5/18/2016
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd							5/18/2016	5/6/2016
Property	7.11	U-H Moving & Storage Of Little River							5/18/2016	5/9/2016
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave							5/9/2016	5/18/2016
Property	7.13	U-Haul Storage Of Cumming							5/18/2016	5/18/2016
Property	7.14	U-Haul Moving & Storage Of Haines City							5/23/2016	5/18/2016
Property	7.15	U-Haul Storage Of Downtown							5/11/2016	5/18/2016				LBUBS 2006-C1
Property	7.16	U-Haul Moving & Storage Of Salisbury							5/19/2016	5/18/2016				MLCFC 2007-9 (1326 North Salisbury Boulevard)
Property	7.17	U-Haul Center Dade County							5/18/2016	5/10/2016				LBUBS 2006-C1
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City							5/11/2016	5/18/2016				LBUBS 2006-C1
Property	7.19	U-Haul Of Stone Mountain							5/25/2016	5/18/2016
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids							5/19/2016	5/18/2016				MLCFC 2007-7
Property	7.21	U-Haul Center North Irby St							5/18/2016	5/9/2016
Property	7.22	U-Haul Moving And Storage Of West Warner Robins							5/25/2016	5/18/2016
Property	7.23	U-Haul 36th Street							5/12/2016	5/18/2016				LBUBS 2006-C1
Loan	8	1901 Harrison Street (34)		Springing		2,488,938		Outstanding TI Reserve (Upfront: 2,444,444); Free Rent Reserve (Upfront: 44,494)	5/24/2016	5/23/2016	Recapitalization	CIM Commercial Trust Corporation	CIM Commercial Trust Corporation
Loan	9	Staybridge Suites Times Square (33)	73,163	18,291			Springing	PIP Reserve (Springing Monthly: Excess Cash Flow)	5/27/2016	5/27/2016	Refinance	Krishna K. Mehta; Chandra Mehta	Krishna K. Mehta; Chandra Mehta	MSC 2011-C3
Loan	10	Marina Del Rey Hotel (34)		Springing		205,061	1,668	Ground Rent Reserve (Upfront: 205,061; Monthly: Ground Rent Funds); Ground Lease Extension Fee (Monthly: 1,668)	1/25/2016	11/12/2015	Refinance	Invest West Financial Corporation	Invest West Financial Corporation
Loan	11	Intercontinental Kansas City Hotel (33)		Springing		15,898,677	Springing	PIP (Upfront: 15,898,677; Monthly: Springing); Low Debt Service Cure Reserve (Future one-time deposit: Springing)	12/9/2015	12/9/2015	Acquisition	TH Investment Holdings II, LLC	TH Investment Holdings II, LLC	WBCMT 2006-C23
Loan	12	260 Townsend Street (34)		Springing		6,798,334		Vacant Space Reserve (Upfront: 6,000,000); Outstanding TI/LC Reserve (Upfront: 683,472); Free Rent Reserve (Upfront: 114,862)	6/21/2016	6/22/2016	Recapitalization	CIM Commercial Trust Corporation	CIM Commercial Trust Corporation
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)		Springing	724,638	11,556,019	Springing	Renovation Work Reserve (Upfront: 7,000,000); Pipeline Work Reserve (Upfront: 3,712,769) Debt Service Reserve (Upfront: 825,000); Ground Rent Reserve (Upfront: 18,250; Monthly: Springing); Seasonal Working Capital Reserve (Monthly: Springing)	12/1/2015	12/2/2015	Recapitalization	Andrew Segal	Andrew Segal	BSCMS 2006-T24
Loan	14	Hampton Inn - San Diego/Kearny Mesa	2,435	2,435	13,750	1,101,298	Springing	PIP Reserve (Upfront: 1,081,100); Ground Rent (Upfront: 20,198; Springing Monthly: Ground Rent Funds)	3/17/2016	1/18/2016	Refinance	Jeffrey A. Carlstead	Jeffrey A. Carlstead	WBCMT 2007-C30
Loan	15	38-01 47th Avenue		Springing		150,000	Springing	Ground Rent Reserve (Upfront: 150,000; Monthly: Springing)	6/7/2016	6/7/2016	Refinance	Steven J. Guttman	Steven J. Guttman	WFCM 2010-C1
Loan	16	39-25 21st Street		Springing					6/8/2016	6/7/2016	Refinance	Steven J. Guttman	Steven J. Guttman
Loan	17	River Terrace Inn		Springing	11,470	2,500,000	Springing	Hotel Expansion Reserve (Upfront: 2,500,000); Seasonal Working Capital Reserve (Monthly: Springing)	1/6/2016	1/6/2016	Refinance	Robert Gustin	Robert Gustin	WBCMT 2006-C26
Loan	18	The Shops at Mockingbird		Springing					5/25/2016	5/24/2016	Acquisition	William L. Hutchinson; Donald Engle	William L. Hutchinson; Donald Engle
Loan	19	Oxford at Country Club	3,692	6,186					11/13/2015	11/13/2015	Acquisition	Oxford Enterprises, Inc.	Oxford Enterprises, Inc.
Loan	20	Village at Shoal Creek	11,090	1,232	6,250	1,651,914	Springing	Tuesday Morning Occupancy Reserve (Upfront: 1,170,000); Tuesday Morning TI Reserve (Upfront: 348,130); Tuesday Morning Rent Abatement Reserve (Upfront: 114,184); Outstanding Yogurtini TI Reserve (Upfront: 19,600); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	6/7/2016	6/7/2016	Refinance	Kevin T. Kelly; Daniel K. Carr; Richard D. Baier; Daniel K. Carr Trust Under Trust Agreement Dated June 1, 2006; Richard D. Baier Trust Under Trust Agreement Dated November 1, 2006	Kevin T. Kelly; Daniel K. Carr; Richard D. Baier; Daniel K. Carr Trust Under Trust Agreement Dated June 1, 2006; Richard D. Baier Trust Under Trust Agreement Dated November 1, 2006
Loan	21	Williamsburg Premium Outlets (33)		Springing					12/11/2015	12/11/2015	Refinance	Simon Property Group, L.P.	Simon Property Group, L.P.	WBCMT 2006-C26; WBCMT 2006-C27; RREF 2007-1A
Loan	22	201 Mentor Drive		Springing		231,590	Springing	Free Rent Reserve (Upfront: 231,590); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	2/11/2016	2/11/2016	Refinance	Jeffrey C. Bermant	Jeffrey C. Bermant	BSCMS 2006-T22
Loan	23	Valley Fair Shopping Center		Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	3/4/2016	3/4/2016	Refinance	Edward G. Hudson; Mark Hamermesh; Gary Grabel	Edward G. Hudson; Mark Hamermesh; Gary Grabel
Loan	24	Clive Daniel Building	30,502	3,813	438		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	5/24/2016	5/24/2016	Refinance	Malcolm Butters; Mark Butters	Malcolm Butters; Mark Butters
Loan	25	Mission Bend Shopping Center		Springing	126,250	1,003,782		dd’s Discounts Reserve (Upfront: 750,000); Outstanding TI/LC Reserve : (Upfront: 238,540); CSL Plasma Gap Rent Reserve: (Upfront: 15,242)	1/18/2016	3/11/2016	Acquisition	Hartman Short Term Income Properties XX, Inc.	Hartman Short Term Income Properties XX, Inc.	GSMS 2006-FL8A; GCCFC 2006-GG7
Loan	26	Holiday Inn Express Mt. Juliet	14,324	1,229	625	55,000	Springing	Seasonality Reserve (Upfront: 55,000, Monthly: Springing); PIP Reserve (Springing Monthly: Excess Cash Flow)	1/22/2016	1/22/2016	Refinance	Jatin Patel; Chittal Patel	Jatin Patel; Chittal Patel
Loan	27	Santiago MHC	9,471	1,353					11/4/2015	11/4/2015	Refinance	Kim W. Eggleston	Kim W. Eggleston	JPMCC 2007-LDPX
Loan	28	Hobson Medical Campus	14,299	869	236,106	127,391		Fox Valley Rent Abatement Reserve (Upfront: 12,391); Outstanding Rush-Copley TI Reserve (Upfront: 100,000); Outstanding Fox Valley TI Reserve (Upfront: 15,000)	3/31/2016	3/28/2016	Refinance	Thomas M. Fencl	Thomas M. Fencl
Loan	29	Preserve at Oslo		Springing	8,750				5/24/2016	5/24/2016	Refinance	Naimisha Barot	Naimisha Barot
Loan	30	Grizzly Self-Storage Mesquite	12,754	Springing					3/16/2016	3/17/2016	Refinance	Roberto R. Alvarez	Roberto R. Alvarez	BACM 2006-5
Loan	31	Fairfield Hilton Head	4,351	2,176	6,956	345,000		PIP Reserve (Upfront: 325,000); Seasonal Working Capital Reserve (Upfront: 20,000)	12/29/2015	12/30/2015	Refinance	Sanjay Patel; Charan Singh; Parvinder Singh	Sanjay Patel; Charan Singh; Parvinder Singh
Loan	32	Grizzly Self-Storage Desoto	11,772	Springing					3/14/2016	3/15/2016	Refinance	Roberto R. Alvarez	Roberto R. Alvarez	BACM 2006-5

DBJPM 2016-C3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Existing		Future Debt
Property			Additional Debt		Permitted
Flag	ID	Property Name	Amount	Existing Additional Debt Description	Type
Loan	1	Westfield San Francisco Centre (33)	474,000,000	$349,077,000 Pari Passu Debt; $124,923,000 Subordinate Secured Debt	NAP
Loan	2	Center 21 (33)(34)	80,000,000	Pari Passu Debt	Mezzanine
Loan	3	Opry Mills (33)(34)	310,000,000	Pari Passu Debt	NAP
Loan	4	693 Fifth Avenue (33)	187,500,000	Pari Passu Debt	NAP
Loan	5	Yuma Palms (34)		None	Unsecured Subordinate Guarantor Loan
Loan	6	The Shops at Crystals (33)(34)	500,000,000	$332.7 Million Pari Passu Debt; $167.3 Million Subordinate Secured Debt	NAP
Loan	7	U-Haul AREC Portfolio (33)	48,500,000	Pari Passu Debt	NAP
Property	7.01	U-Haul N Miami Beach
Property	7.02	U-Haul Moving & Storage At Oso Blanca
Property	7.03	U-Haul Moving & Storage Of Spring Valley
Property	7.04	U-Haul Moving & Storage Of North Brunswick
Property	7.05	U-Haul Moving & Storage Of Marlboro
Property	7.06	U-Haul Moving & Storage Of Forestville Rd
Property	7.07	U-Haul Moving & Storage Of Casa Grande
Property	7.08	U-Haul Moving & Storage Of East Brunswick
Property	7.09	U-Haul Coeur D Alene
Property	7.10	U-Haul Moving & Storage At W Lake Mead Blvd
Property	7.11	U-H Moving & Storage Of Little River
Property	7.12	U-Haul Moving & Storage At Hwy 13 & Portland Ave
Property	7.13	U-Haul Storage Of Cumming
Property	7.14	U-Haul Moving & Storage Of Haines City
Property	7.15	U-Haul Storage Of Downtown
Property	7.16	U-Haul Moving & Storage Of Salisbury
Property	7.17	U-Haul Center Dade County
Property	7.18	U-Haul Moving & Storage Of Historic Ybor City
Property	7.19	U-Haul Of Stone Mountain
Property	7.20	U-Haul Moving & Storage Of Cedar Rapids
Property	7.21	U-Haul Center North Irby St
Property	7.22	U-Haul Moving And Storage Of West Warner Robins
Property	7.23	U-Haul 36th Street
Loan	8	1901 Harrison Street (34)		None	Mezzanine
Loan	9	Staybridge Suites Times Square (33)	28,900,000	Pari Passu Debt	NAP
Loan	10	Marina Del Rey Hotel (34)		None	Mezzanine
Loan	11	Intercontinental Kansas City Hotel (33)	45,000,000	Pari Passu Debt	NAP
Loan	12	260 Townsend Street (34)		None	Mezzanine
Loan	13	Pointe Hilton Tapatio Cliffs Resort (34)		None	Mezzanine
Loan	14	Hampton Inn - San Diego/Kearny Mesa		None	NAP
Loan	15	38-01 47th Avenue		None	NAP
Loan	16	39-25 21st Street		None	NAP
Loan	17	River Terrace Inn		None	NAP
Loan	18	The Shops at Mockingbird		None	NAP
Loan	19	Oxford at Country Club		None	NAP
Loan	20	Village at Shoal Creek		None	NAP
Loan	21	Williamsburg Premium Outlets (33)	170,000,000	Pari Passu Debt	NAP
Loan	22	201 Mentor Drive		None	NAP
Loan	23	Valley Fair Shopping Center		None	NAP
Loan	24	Clive Daniel Building		None	NAP
Loan	25	Mission Bend Shopping Center		None	NAP
Loan	26	Holiday Inn Express Mt. Juliet		None	NAP
Loan	27	Santiago MHC		None	NAP
Loan	28	Hobson Medical Campus		None	NAP
Loan	29	Preserve at Oslo		None	NAP
Loan	30	Grizzly Self-Storage Mesquite		None	NAP
Loan	31	Fairfield Hilton Head		None	NAP
Loan	32	Grizzly Self-Storage Desoto		None	NAP

DBJPM 2016-C3
FOOTNOTES TO ANNEX A-1
(1)	GACC—German American Capital Corporation or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates.

(2)	Loan No. 1 – Westfield San Francisco Centre – The Original Balance ($) and Cut-off Date Balance ($) of $84.0 million represent the senior non-controlling Notes A-1-EMP-C1, A-1-SFC-C1, A-2-EMP-C1 and A-2-SFC-C1 of a $558.0 million whole loan evidenced by 28 promissory notes: 24 pari passu senior notes with an aggregate original principal balance of $433.077 million and four subordinate notes with an aggregate original principal balance of $124.923 million. Eight of the Senior Notes with an aggregate original principal balance of $182.019 million and all of the Junior Notes are expected to be contributed to the DBJPM 2016-SFC mortgage trust. The remaining Senior Notes are expected to be held by DBNY or an affiliate and JPMCB or an affiliate and contributed to one or more future securitizations.

Loan No. 2 – Center 21 – The Original Balance ($) and Cut-off Date Balance ($) of $83.0 million represent the controlling Note A-2 of a $163.0 million whole loan evidenced by two senior pari passu notes. The pari passu companion loan is the non-controlling Note A-1 in the original principal amount of $80.0 million, which is expected to be included in the JPMCC 2016-JP2 securitization.

Loan No. 3 – Opry Mills – The Original Balance ($) and Cut-off Date Balance ($) of $65.0 million represent the non-controlling Note A-2 of a $375.0 million whole loan evidenced by five senior pari passu notes. The pari passu companion loans are the controlling Note A-1 in the original principal amount of $80.0 million, which is expected to be included in the JPMCC 2016-JP2 securitization, the non-controlling Note A-3 in the original principal amount of $80.0 million, which is currently held by JPMCB, and the non-controlling Notes A-4 and A-5 in the original principal amount of $70.0 million and $80.0 million, respectively, which are currently held by Citigroup Global Markets Realty Corp.

Loan No. 4 – 693 Fifth Avenue – The Original Balance ($) and Cut-off Date Balance ($) of $62.5 million represent the controlling Note A-2 of a $250.0 million whole loan evidenced by four senior pari passu notes. The pari passu companion loans are the non-controlling Note A-1 in the original principal amount of $65.0 million, which is expected to be included in the JPMCC 2016-JP2 securitization, and the non-controlling Notes A-3 and A-4, with original principal amounts of $80.0 and $42.5 million, respectively, which are currently held by JPMCB.

Loan No. 6 – The Shops at Crystals – The Original Balance ($) and Cut-off Date Balance ($) of $50.0 million represent the aggregate original principal balance of the non-controlling Note A-1-B-2 and Note B-1-B-2 of a $550.0 million whole loan evidenced by the following: (i) two tranches of companion loans, each comprised of 11 pari passu notes (the A Notes consisting of Note A-1-A, Note A-2-A, Note A-3-A, Note A-1-B-1, Note A-1-B-2, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3, Note A-3-B-1, Note A-3-B-2 and Note A-3-B-3; and the B Notes consisting of Note B-1-A, Note B-2-A, Note B-3-A, Note B-1-B-1, Note B-1-B-2, Note B-2-B-1, Note B-2-B-2, Note B-2-B-3, Note B-3-B-1, Note B-3-B-2 and Note B-3-B-3), and (ii) three subordinate companion loans, each comprised of three pari passu notes (the C Notes consisting of Note C-1, Note C-2 and Note C-3; the D Notes consisting of Note D-1, Note D-2 and Note D-3; and the E Notes consisting of Note E-1, Note E-2 and Note E-3). The non-controlling Note A-1-B-1 and Note B-1-B-1 in the aggregate original principal amount of $50.0 million were included in the JPMCC 2016-JP2 securitization. The controlling Note A-1-A and the non-controlling Notes A-2-A, A-3-A, B-1-A, B-2-A, B-3-A, C Notes, D Notes and E Notes, with an aggregate original principal balance of $300.0 million were included in the SHOPS 2016-CSTL securitization. The remaining notes are currently held by Wells Fargo Bank, National Association and Bank of America, N.A.

Loan No. 7 – U-Haul AREC Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $46.0 million represent the aggregate balance of the non-controlling Note A-2 in the original principal amount of $46.0 million of a $94.5 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 in the original principal amount of $48.5 million which is currently held by GACC or an affiliate.

Loan No. 9 – Staybridge Suites Times Square – The Original Balance ($) and Cut-off Date Balance ($) of $38.6 million represent the aggregate balance of the controlling Note A-1 in the original principal amount of $38.6 million of a $67.5 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $28.9 million which is currently held by Citigroup Global Markets Realty Corp. or an affiliate.

Loan No. 11 – Intercontinental Kansas City Hotel – The Original Balance ($) and Cut-off Date Balance ($) of $30.14 million represent the non-controlling Note A-2 of a $75.14 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 in the original principal amount of $45.0 million, which was included in the COMM 2016-DC2 mortgage trust.

Loan No. 21 – Williamsburg Premium Outlets – The Original Balance ($) and Cut-off Date Balance ($) of $15.0 million represent the aggregate original principal balance of the non-controlling Note A-5-B in the original principal amount of $15.0 million. The pari passu companion loans are the controlling Note A-1 and Note A-6 in the aggregate original principal amount of $70.0 million which were included in the DBJPM 2016-C1 mortgage trust, the non-controlling Note A-2 in the original principal balance amount of $40.0 million, the non-controlling Note A-5-A in the original principal amount of $10.0 million which were contributed to the JPMDB 2016-C2 mortgage trust, the non-controlling Note A-3 in the original principal balance amount of $25.0 million and the non-controlling Note A-4 in the original principal amount of $25.0 million, which were included in the COMM 2016-DC2 mortgage trust.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount for such Mortgaged Property.

(4)	Loan No. 1 – Westfield San Francisco Centre – The Mortgaged Property consists of approximately 553,366 sq. ft. of retail space and approximately 241,155 sq. ft. of office space.

Loan No. 2 – Center 21 – The Mortgaged Property is identified as an office property, but approximately 7,468 sq. ft. consists of retail space.

Loan No. 4 – 693 Fifth Avenue – The Mortgaged Property consists of approximately 82,089 sq.ft. of office space and 14,425 sq. ft. of retail space.

Loan No. 7 – U-Haul AREC Portfolio – The U-Haul AREC Portfolio Mortgaged Properties consists of 23 properties with two additional remote properties rolled up within the parent properties in U-Haul N Miami Beach and U-Haul Moving and Storage Of Salisbury.

Loan No. 8 – 1901 Harrison Street – The Mortgaged Property is identified as an office property, but approximately 2,668 sq. ft. consists of retail space.

Loan No. 12 – 260 Townsend Street – Approximately 6.1% of Underwritten EGI ($) for the Mortgage Loan is attributable to a parking garage at the Mortgaged Property.

(5)	Loan No. 29 – Preserve at Oslo – The Mortgaged Property is a rent restricted community that was operating under a tax-credit land use restriction agreement (LURA) program in which 100% of the units were required to be leased to tenants with incomes at or below 60% of the area median income. The tax credit compliance expired in 2014, however, in 2013 the borrower obtained a state apartment incentive loan (SAIL) extremely low income loan (the “ELI loan”) and a LURA mortgage was placed on the Mortgage Property, which extended the LURA compliance period for an additional 30 years. The ELI Loan also includes additional affordable housing use restrictions that state that 5% (nine units) be leased to tenants with income levels at or below 35% of the area median income, and in addition, 50% of the 35% area median income units (four units) be made available to special needs households. The ELI Loan has an original principal balance of $675,000 (and an outstanding principal balance of approximately $494,901). Provided there are no defaults under the ELI Loan, the ELI Loan has no repayment obligations and will self-amortize at the rate of 1/15 every year automatically.

(6)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the Westfield San Francisco Centre Loan will be 0.00125%.The Pari Passu Loan Primary Servicing Fee Rate for the Center 21 Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Opry Mills Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the 693 Fifth Avenue Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for The Shops at Crystals Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the U-Haul AREC Portfolio Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Staybridge Suites Times Square Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Intercontinental Kansas City Hotel Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Williamsburg Premium Outlets Loan will be 0.00250%.

(7)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related loan documents).

(10)	Loan No. 1 – Westfield San Francisco Centre – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the Westfield San Francisco Centre subordinate companion loan.

Loan No. 2 – Center 21 – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 3 – Opry Mills – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loan.

Loan No. 4 – 693 Fifth Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 6 – The Shops at Crystals – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the subordinate companion loans.

Loan No. 7 – U-Haul AREC Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 9 – Staybridge Suites Times Square – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 11 – Intercontinental Kansas City Hotel – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 21 – Williamsburg Premium Outlets – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(11)	Loan No. 1 – Westfield San Francisco Centre – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) calculations exclude Westfield San Francisco Centre subordinate secured debt.

Loan No. 6 – The Shops at Crystals – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) calculations exclude The Shops at Crystals subordinate secured debt.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this preliminary prospectus.

Loan No. 1 – Westfield San Francisco Centre – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 2 – Center 21 – There is a grace period without notice for any payments of principal, interest or any other sums due under the loan documents of five business days following the date on which it is due. However, such grace period may not be exercised more than twice during any 12-month period.

Loan No. 5 – Yuma Palms – During a cash sweep period caused by a low debt service coverage ratio, the Mortgage Loan documents provide that failure to pay any portion of the Mortgage Loan when due is not a default to the extent there are sufficient funds in the cash management account to pay such amounts (and, to the extent there is no other event of default, there will be no late payment fee for such failure).

Loan No. 8 – 1901 Harrison Street– There is a grace period without notice for any payments of principal, interest or any other sums due under the loan documents of five business days following the date on which it is due. However, such grace period may not be exercised more than twice during any 12-month period.

Loan No. 12 – 260 Townsend Street – There is a grace period without notice for any payments of principal, interest or any other sums due under the loan documents of five business days following the date on which it is due. However, such grace period may not be exercised more than twice during any 12-month period.

Loan No. 13 – Pointe Hilton Tapatio Cliffs Resort – The late payment fee will be waived once per year if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 21 – Williamsburg Premium Outlets – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

(13)	Loan No. 22 – 201 Mentor Drive – The Appraised Value ($), Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the “As Complete” appraised value of $20.5 million as of March 17, 2016. The “As Complete” value reflects the payment of outstanding TI/LCs which were outstanding as of the date of the appraiser’s value. The TI/LCs were paid at closing with the remaining reserved at closing. Based on the “As-Is” appraised value of $19.0 million as of March 17, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 76.8% and 66.1%, respectively.

Loan No. 25 – Mission Bend Shopping Center – The Appraised Value ($), Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the “Hypothetical As-Is” appraised value of $15,260,000, which assumes that two tenants that had executed leases at the time of valuation but had not yet taken occupancy, have taken occupancy of their spaces and that all outstanding tenant improvements, leasing commissions, rent loss and expense reimbursements have been paid. At origination, the borrower deposited amounts equal to all outstanding tenant improvements, leasing commissions and free rent. Based on the “As-Is” appraised value of $14,690,000 as of February 1, 2016, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 60.5% and 50.2%, respectively.

(14)	Loan No. 11 – Intercontinental Kansas City Hotel – The Cut-off Date LTV Ratio is based on the “As-Is” value of $91,000,000 and is calculated net of the approximately $15.9 million PIP upfront reserve. Based on the full $75.14 million loan amount, the Cut-off Date LTV Ratio is 82.6%. The LTV Ratio at Maturity or ARD was calculated using the “As Stabilized” value of $114,000,000 as of January 1, 2018. The “As Stabilized” value assumes the completion of the PIP renovations at the Intercontinental Kansas City Hotel Property in 2016 and that the hotel achieves occupancy, ADR and RevPAR of 75.0%, $197.76 and $147.81, respectively. Based on the “As-Is” value of $91,000,000, the LTV Ratio at Maturity or ARD is 70.9%.

Loan No. 12 – 260 Townsend Street – The Cut-off Date LTV Ratio, Undewritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of the $6.0 million Vacant Space Reserve holdback. The borrower reserved $6.0 million with lender into the Vacant Space Reserve at origination for landlord obligations incurred in connection with re-tenanting two vacant suites at the Mortgaged Property. The Mortgage Loan documents require the lender to disburse the funds in the Vacant Space Reserve in a single disbursement upon satisfaction of the following conditions: (i) there is no event of default; (ii) the borrower has entered into leases with third parties for the vacant space; and (iii) the debt service coverage ratio is equal to or greater than 2.25x based on the trailing three month period, taking into account rent payable under the lease(s) (including any rent that would otherwise be payable during any applicable free rent period so long as either rent commences within six months of the lease commencement or, if not, any free rent beyond the six month period is reserved with the lender. The LTV Ratio at Maturity or ARD is based on the “As-Is” appraised value as of June 9, 2016 and the full Maturity Balance ($), assuming release of the Vacant Space Reserve holdback. Based on the “As Stabilized” appraised value as of November 8, 2016 of $53,050,000 and the full Maturity Balance ($), LTV Ratio at Maturity or ARD is 53.2%. The “as stabilized” appraised value as determined by CBRE assumes a stabilized occupancy of 97.0%, including lease-up of the vacated Swinerton space, a condition for the release of the Vacant Space holdback.

(15)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.
 “DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Voluntary Prepayments” in this preliminary prospectus.

(16)	Loan No. 1 – Westfield San Francisco Centre – The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 1, 2019. The assumed lockout period of 24 payments is based on the expected DBJPM 2016-C3 securitization closing date in August 2016. The actual lockout period may be longer.

Loan No. 3 – Opry Mills – The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of the full $375.0 million Opry Mills Whole Loan is permitted after the earlier to occur of (i) August 1, 2019 and (ii) two years from the date that is the closing date for the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not occurred by August 1, 2019, the borrower is permitted to prepay the Opry Mills Whole Loan in whole, but not in part, with the payment of a yield maintenance premium (except that any portion of the Opry Mills Whole Loan that has been securitized for at least two years is required to be defeased). The assumed lockout period of 25 payment dates is based on the expected DBJPM 2016-C3 Securitization date in August 2016. The actual lockout period may be longer.

Loan No. 6 – The Shops at Crystals – The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of the full $550.0 million The Shops at Crystals Whole Loan is permitted after the earlier to occur of (i) August 1, 2019 and (ii) two years from the date that is the closing date for the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not occurred by August 1, 2019, the borrower is permitted to prepay The Shops at Crystals Whole Loan in whole, but not in part, with the payment of a yield maintenance premium (except that any portion of The Shops at Crystals Whole Loan that has been securitized for at least two years is required to be defeased). The assumed lockout period of 25 payment dates is based on the expected DBJPM 2016-C3 securitization closing date in August 2016. The actual lockout period may be longer.

Loan No. 7 – U-Haul AREC Portfolio – The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2016. Defeasance of the full $94.5 million U-Haul AREC Portfolio Whole Loan is permitted two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected DBJPM 2016-C3 securitization closing date in August 2016. The actual lockout period may be longer.

Loan No. 9 – Staybridge Suites Times Square – The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 6, 2016. Defeasance of the full $67.5 million Staybridge Suites Times Square Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 22, 2019. The assumed lockout period of 25 payments is based on the expected DBJPM 2016-C3 securitization closing date in August 2016. The actual lockout period may be longer.

(17)	Loan No. 4 – 693 Fifth Avenue – The borrower is permitted to prevent or cure a cash sweep period caused solely by a low debt service coverage ratio trigger by providing a letter of credit that, if used to reduce the outstanding principal balance of the 693 Fifth Avenue Whole Loan, would otherwise prevent or cure such a trigger event.

(18)	Loan No. 7 – U-Haul AREC Portfolio – Certain of the mortgaged properties are secured by the borrowers’ leasehold interest in the mortgaged property along with the corresponding fee simple interest of the ground lessor in such mortgaged property. As such, the borrowers’ interest in each mortgaged property is deemed to be a fee interest.

(19)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 1 – Westfield San Francisco Centre – The San Francisco Centre portion of the Westfield San Francisco Centre Property is subject to a ground lease with an initial expiration of June 30, 2043 and includes one renewal option for a 15-year term.

Loan No. 10 – Marina Del Rey Hotel – The property is subject to a ground lease between the County of Los Angeles, as ground lessor, and the borrower, as ground lessee. The related ground lease has an expiration date of February 28, 2061. Annual ground rent is the greater of (i) a minimum base rent of approximately $742,426 (which is subject to periodic adjustment pursuant to criteria set forth in the ground lease) and (ii) a percentage rent based on a percentage of gross revenues (including from, among other things, room revenue and food and beverage revenue) at the Mortgaged Property.

Loan No. 13 – Pointe Hilton Tapatio Cliffs Resort – Approximately 32.5 acres of the property’s golf course is situated on land leased to the borrower by the City of Phoenix. The ground lease has an initial term of 65 years and expires in March 2054 with a sponsor-elected right to extend the term for an additional 65 years. As of June 1, 2016, the payment was $3,158 per month and will increase again in 2019.

Loan No. 14 – Hampton Inn – San Diego/Kearny Mesa – The property’s 3.18 acre parking lot is owned by the Al Bahr Shrine Temple, whose facility is north of the subject. The ground lease commenced in April 1988 for a 20-year term with four, 10-year renewal options. The current expiration date, after executing the second renewal option, is April 22, 2028.

Loan No. 15 – 38-01 47th Avenue – The property is subject to a 49-year ground lease which commenced on February 22, 2005 and has five, 10-year renewal options. For each five year extension option, the base rent shall be equal to the base rent in effect on the day immediately preceding the first day of the lease year which begins such five year period plus 10% of such base rent then in effect.

(20)	Loan No. 5 – Yuma Palms – The entire Mortgaged Property is subject to a master lease between the borrower, as the master lessor, and an affiliate as master tenant, to accommodate the related borrower’s Delaware Statutory Trust structure. Annual rent payments under each master lease are at least equal to the annual debt service payments required under the related Mortgage Loan documents.

Loan No. 24 – Clive Daniel Building – The principals of the Largest Tenant, Clive Daniel Home (100.0% of NRA), control a 15% limited ownership interest in the borrower through Clive Daniel Investments, LLC. No other affiliations exist between the tenant and borrower, or between the tenant and sponsor. The lease between the borrower and Clive Daniel Home (i) has an initial term of 20 years, expiring in April 2036, (ii) is cross-defaulted with the loan documents for any monetary and material non-monetary default under the lease beyond all applicable notice and cure rights and continuing for at least 30 days, and (iii) is fully subordinated to the Mortgage Loan.

Loan No. 25 – Mission Bend Shopping Center – The entire Mortgaged Property is subject to a master lease between the borrower, as the master lessor, and an affiliate as master tenant, to accommodate the borrower’s Delaware Statutory Trust structure. Annual rent payments under the master lease are at least equal to the annual debt service payments required under the Mortgage Loan documents.

Loan No. 28 – Hobson Medical Campus – The 2nd Largest Tenant, Women’s Center for Health L.P., which leases approximately 23.9% of the net rentable area at the Mortgaged Property, is owned by Dr. Chris Olson, a 1.7316% owner in the Borrower. Dr. Chris Olson also is the owner of the 4th Largest Tenant, Blue Seas MedSap, LLC, which leases approximately 6.8% of the net rentable area at the Mortgaged Property.

(21)	Loan No. 8 – 1901 Harrison Street – The Largest Tenant, Wells Fargo Bank, N.A., leases multiple spaces with two different expiration dates. The expiration date with respect to 69,600 sq. ft. (25.1% of the Mortgaged Property’s net rentable area) is December 31, 2022 and the expiration date with respect to 17,400 sq. ft. (6.3% of the Mortgaged Property’s net rentable area) is December 31, 2018. SF, with respect to the Largest Tenant, excludes 65,671 sq. ft., which the Largest Tenant intends to vacate upon its current lease expiration in December 2017.

(22)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are non contingent early termination options for those tenants listed in Annex A 1:

Loan No. 1 – Westfield San Francisco Centre – The Largest Tenant, San Francisco State University, has a termination option for the entirety of its space effective December 31, 2018 and requires notice by September 30, 2017, and payment of a termination fee equal to the then unamortized sum of (A) the total tenant improvement allowance granted to the tenant and (B) the total amount of brokerage commissions paid by the landlord.

Loan No. 2 – Center 21 – The Largest Tenant, Pandora Media, Inc., has the right to contract its space with respect the sixth or 16th floors as of March 1, 2018, with notice and the payment of a termination fee. The 2nd Largest Tenant, Kaiser Foundation Health Plan, Inc., has the right (i) to contract its space at any time by up to two full floors with 12 months’ notice and the payment of a contraction fee, and (ii) to terminate its lease any time after (A) with respect to Suite 900, December 31, 2020, (B) with respect to Suite 1100, March 2, 2020, (C) with respect to Suite 1400, December 31, 2019, (D) with respect to Suite 1700, November 30, 2020, and (E) with respect to Suite 2000, October 31, 2018, in each case with 9 months’ notice and the payment of a termination fee. The 3rd Largest Tenant, the Federal Bureau of Investigation, has the right to terminate its lease any time on or after October 4, 2021 with 120 days’ notice. The 5th Largest Tenant, iParadigms, LLC, has the right to terminate its lease as of April 1, 2024, with 15 months’ notice and the payment of a termination fee.

Loan No. 3 – Opry Mills – The 2nd Largest Tenant, Regal Cinema, has the right to terminate its lease if the occupancy rate in the shopping center, not including the premises of Regal Cinema, falls below 50% of the total leasable area and such occupancy rate continues for 12 months.

Loan No. 5 – Yuma Palms – Bealls Outlet, the 5th Largest Tenant, has the right to terminate its lease after May 31, 2018, if its gross sales during the period commencing with the 49th month of the lease term and ending with the 60th month of the lease term do not exceed $2.5 million, with 90 days’ notice and the payment of a termination fee.

Loan No. 6 – The Shops at Crystals – In the event the 4th Largest Tenant, Tiffany & Co., does not achieve gross sales of at least $30,000,000 during the seventh lease year, the tenant has the right to terminate its lease (which right must be exercised during the period that is 60 days after the date on which the tenant is obligated to furnish its written report of the gross sales of the applicable year), with 182 days’ notice and the payment of a termination fee.

Loan No. 8 – 1901 Harrison Street – Regus, the 4th Largest Tenant, has the right to terminate its lease after August 31, 2022), with 12 months’ notice and the payment of a termination fee. The Mortgaged Property was 97.3% physically occupied as of March 31, 2016, but the Largest Tenant, Wells Fargo Bank, N.A., intends to vacate 65,571 sq. ft. upon its current lease expiration in December 2017, and Most Recent Physical Occupancy reflects the tenant downsizing.

Loan No. 25 – Mission Bend Shopping Center – dd’s Discounts, the Largest Tenant, has the right to terminate its lease with 90 days’ notice if gross sales do not exceed $6.5 million in its third lease year.

(23)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 1 – Westfield San Francisco Centre – The Largest Tenant, San Francisco State University, is subleasing approximately 18,354 sq. ft. to San Francisco Examiner and approximately 18,712 sq. ft. to Westfield Labs. The sub-leased premises will be subject to the San Francisco State University lease that expires December 31, 2021. In addition, the 2nd Largest Tenant, Crunchyroll, Inc., is subleasing approximately 30,000 sq. ft. to GoPro, Inc. The sublease expires in June, 2017. During the sublease period, Crunchyroll, Inc. is required to pay the borrower as additional rent 50% of all rent, additional rent or other consideration paid by GoPro, Inc. to Crunchyroll, Inc. in excess of the rent and additional rent already payable for such space under the prime lease. The lender did not include any related sublease income in its underwriting.

Loan No. 2 – Center 21 – The Largest Tenant, Pandora Media, Inc., is currently subleasing 49,311 sq. ft. of additional space (7.2% of the net rentable area) under a sublease from the 3rd Largest Tenant, Cerexa, Inc.

(24)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 2 – Center 21 – The 5th Largest Tenant, iParadigms LLC, has free rent under its lease during the months of July 2016 through March 2017. At origination, the borrower was required to reserve $2,308,634 for free or abated rent related to this tenant and three additional tenants at the Mortgaged Property.

Loan No. 5 – Yuma Palms – The borrower was required to reserve $627,000 for rent abatements associated with the lease for Sports Authority, which is the 2nd Largest Tenant by net rentable area at the Mortgaged Property but was excluded from underwriting due to the tenant’s pending bankruptcy. The Mortgage Loan documents require the lender to release the funds in the reserve in equal installments of $34,833 on each payment date commencing in September 2016 through and including February 2018. All funds in the reserve are required to be either released to the borrower or, if there is a cash sweep period in effect, transferred to the cash management account and disbursed in accordance with the loan documents, upon the earliest to occur of the following: (a)(i) all or a portion of the space leased to Sports Authority is re-leased to one or more replacement tenant(s), with contractual rent in the aggregate equal to or greater than 70% of the contractual rent payable under the Sports Authority lease, (ii) the borrower or master tenant, as applicable, and replacement tenant(s) are not in default under the related lease(s), (iii) the applicable tenant(s) is in occupancy of the entire spaced demised pursuant to the lease(s) and is conducting business at its space, and (iv) there are no outstanding landlord obligations under the replacement lease(s); or (b)(i) Sports Authority has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction and has delivered a tenant estoppel confirming that the lease is in full force and effect, that there is no default under the lease, that Sports Authority is in occupancy and open for business and is paying full contractual rent without any abated rent or landlord obligations under the lease, or (ii) the Sports Authority lease is assigned as part of the bankruptcy proceeding to a replacement tenant.

Loan No. 12 – 260 Townsend Street – The 2nd Largest Tenant, Breeze Labs, Inc., has free rent under its lease for the months of July and August, 2016. At origination, the borrower was required to reserve $114,862 for free or abated rent related to this tenant.

Loan No. 20 – Village at Shoal Creek – The 3rd Largest Tenant, Tuesday Morning has a six-month free rent period ending February 28, 2017. At origination, the borrower deposited $114,184 into a free rent reserve account for existing rent abatement amounts for the Tuesday Morning lease.

Loan No. 22 – 201 Mentor Drive – At origination, the borrower deposited $231,590 into a free rent reserve account of which $25,694 relates to a free rent period for the 2nd Largest Tenant, Truven Health Analytics, $87,328 relates to free rent for the 3rd Largest Tenant, CIO Solutions, $81,736 relates to the 4th Largest Tenant, Tobin Lucks, and $36,832 relates to the 5th Largest Tenant, Applied Research Associates.

(25)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 2 – Center 21 – The Largest Tenant, Pandora Media, Inc., has signed a lease for four additional suites at the property totaling approximately 99,871 sq. ft. The leases for the new spaces commence in August, September and October of 2016 and the tenant has not yet taken occupancy of those additional suites.

Loan No. 6 – The Shops at Crystals – There are three tenants that have signed leases but are not yet in occupancy of their full spaces and/or paying full rent, including Hermes, the 4th Largest Tenant.

Loan No. 20 – Village at Shoal Creek – The 3rd Largest Tenant, Tuesday Morning, executed a lease for approximately 12.4% of NRA at the Mortgaged Property, but has not yet taken occupancy. The lease possession date is August 22, 2016 and the tenant is expected to take occupancy of its space at that time. At origination, the borrower deposited $1,170,000 into a Tuesday Morning occupancy holdback reserve account be released to the borrower upon Tuesday Morning taking occupancy of its space so long as no Trigger Period is continuing.

Loan No. 25 – Mission Bend Shopping Center – There are two tenants that have signed leases but are not yet in occupancy of their full spaces and/or paying rent.

(26)	Loan No. 5 – Yuma Palms – The borrower is structured as a Delaware statutory trust, and master leases the entire Mortgaged Property to an affiliate.

Loan No. 9 – Staybridge Suites Times Square – The borrowers are structured as tenants-in-common. 340 West 40 Realty, LLC is 100% owned by Mehta Family, LLC, which has six members, Krishna Mehta Trust (41%), Chandra Mehta Trust (19%), Krishna K. Mehta (10%), Chandra Mehta (10%), Rajeev Mehta Trust (10%) and Sanjeev Mehta Trust (10%). 340 West 40 Realty Two, LLC is 100% owned by 340-344 Realty, LLC, which has five members, Krishna Mehta Trust (32%), Krishna K. Mehta (19%), Chandra Mehta (1%), Rajeev Mehta Trust (24%) and Sanjeev Mehta Trust (24%). The sponsors of the borrower and non-recourse carve-out guarantors are Krishna K. Mehta and Chandra Mehta.

Loan No. 18 – The Shops at Mockingbird – The borrowers, Mockingbird Dunhill LLC and DE Mockingbird Borrower LLC, are structured as tenants-in-common and are each a single-purpose Delaware limited liability company structured to be bankruptcy-remote. The sponsors of the borrowers and non-recourse carve-out guarantors are William L. Hutchinson and Donald Engle. William L. Hutchinson is liable for any breach or violation of the non-recourse carveout provisions in the Mortgage Loan documents and the environmental indemnity, but Donald Engle’s liability under the non-recourse carveouts is limited to acts or omissions of the tenant-in-common borrower controlled by him.

Loan No. 23 – Valley Fair Shopping Center – The borrowers, EC Valley Fair Refi 2016 LLC and South Mill LLC, are structured as tenants-in-common and are both Delaware limited liability companies, respectively, each a single purpose entity structured to be bankruptcy-remote, with no independent directors in its organizational structure. The sponsors of the borrowers and non-recourse carve-out guarantors are Edward G. Hudson, Mark Hamermesh and Gary Grabel, jointly and severally.

Loan No. 25 – Mission Bend Shopping Center – The borrower is structured as a Delaware statutory trust, and master leases the entire Mortgaged Property to an affiliate.

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.

(29)	Loan No. 2 – Center 21 – The Monthly Tax Reserves ($) are waived provided that no event of default has occurred and is continuing and the related borrower provides satisfactory evidence that all taxes have been paid on or prior to their due date.

Loan No. 3 – Opry Mills – Upon (i) an event of default under the mortgage loan documents or (ii) the occurrence of the date that the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.75x for two consecutive calendar quarters (an “Opry Mills DSCR Reserve Trigger Event”), the borrower is required to deposit into the (x) Monthly Replacement Reserves ($) $19,494 (capped at $701,780) and (y) Monthly TI/LC Reserves ($) $160,825 (capped at $5,789,683). In addition, Monthly Tax Reserves ($) are waived provided that (a) no event of default has occurred, (b) no Opry Mills DSCR Reserve Trigger Event exists and (c) the borrower pays all taxes prior to the date of delinquency and provides satisfactory evidence of the same.

Loan No. 5 – Yuma Palms – The Monthly Tax Reserves ($) are waived provided that (i) there is no event of default or cash sweep period under the Mortgage Loan documents in effect, (ii) the borrower provides evidence that taxes have been paid at least 10 days prior to the date of delinquency and (ii) the debt service coverage ratio based on the trailing three months is less than 1.25x or, with respect to a specific tenant’s space, there is a tenant that occupies one or more parcels which constitutes a separate tax lot and is required to pay such taxes under its lease, which is in full force and effect with no event of default under the lease.

Loan No. 5 – Yuma Palms – At any time after August 1, 2024, commencing on the date that the debt service coverage ratio based on the trailing three months is less than 1.40x, the Mortgage Loan documents require the borrower to deposit $84,500 from equity sources other than the revenues generated by the Mortgaged Property into the Additional Collateral Reserve to be held as additional collateral for the Mortgage Loan (or, at the borrower’s request, funds to be allocated from the excess cash flow reserve in substitute of such amount). The Mortgage Loan documents require deposits into this reserve until the earlier of (i) the payment date which occurs after the Mortgaged Property achieves a debt service coverage ratio of at least 1.40x for one calendar quarter based on the trailing three month period or (ii) payment in full of the Mortgage Loan. The funds in the Additional Collateral Reserve are required to be released to the borrower upon payment in full of the Mortgage Loan.

Loan No. 6 – The Shops at Crystals – Monthly Replacement Reserves ($) and Monthly Tax Reserves ($) are waived provided that (i) there is no event of default, (ii) the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is at least 1.60x for two consecutive calendar quarters and (iii) solely with respect to the Monthly Tax Reserves ($), the borrower pays all taxes prior to the date of delinquency and provides satisfactory evidence of the same.

Loan No. 8 1901 Harrison Street – The Monthly Tax Reserves ($) are waived provided that no event of default has occurred and is continuing and the related borrower provides satisfactory evidence that all taxes have been paid on or prior to their due date.

Loan No. 12 – 260 Townsend Street – The Monthly Tax Reserves ($) are waived provided that no event of default has occurred and is continuing and the related borrower provides satisfactory evidence that all taxes have been paid on or prior to their due date.

Loan No. 18 – The Shops at Mockingbird – Beginning on the payment date in January 2017, the borrowers will be required to deposit 1/12 of annual real estate taxes into the tax reserve account. To the extent that the Tax Waiver Criteria (as defined below) are satisfied with respect to any Tax Waiver Tenant (as defined below), monthly deposits for real estate taxes will be waived. A “Tax Waiver Tenant” means (i) LA Fitness, (ii) Family Dollar and (iii) the US Postal Service. The “Tax Waiver Criteria” will mean the following with respect to each Tax Waiver Tenant: (i) no Cash Sweep Event exists, (ii) the applicable Tax Waiver Tenant is required to reimburse the borrowers for its proportionate share of taxes and other charges, (iii) the borrowers provide evidence satisfactory to lender within 30 days that taxes have been paid, (iv) the applicable Tax Waiver Tenant lease is in full force and effect and (v) the borrowers make one or more additional deposits at least 10 days prior to delinquency in an amount equal to the amount the applicable Tax Waiver Tenant is responsible for reimbursing the borrowers pursuant to the related lease.

(30)	Loan No. 17 – River Terrace Inn – On each payment date in July through and including November, the borrower is required to deposit $80,000 into the Seasonal Working Capital Reserve, up to the cap of $320,000.

Loan No. 26 – Holiday Inn Express Mt. Juliet – The borrower is required to deposit to the Seasonality Reserve, prior to the occurrence of a Cash Management Trigger Event (as defined in the Mortgage Loan documents, $13,750 in June through September of each year and after the occurrence of a Cash Management Trigger Event, all available excess cash.

(31)	Loan No. 1 – Westfield San Francisco Centre – In lieu of making payments to any of the reserve accounts, the borrower may deliver to lender a letter of credit or guaranty with respect to any reserve. At loan origination, the borrower delivered to lender two letters of credit in the aggregate amount of $4,300,000 from UBS AG Bank in lieu of depositing a cash reserve to lender to cover the free rent and borrower work associated with the Zara lease

Loan No. 2 – Center 21 – So long as the related guarantor maintains a net worth of at least $450,000,000, the guarantor may deliver a guaranty in lieu of the related borrower’s requirement to make deposits to the Monthly TI/LC Reserves ($), subject to the following terms: (i) if the guarantor’s net worth is at least $600,000,000, any amount on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived; and (ii) if the guarantor’s net worth is equal to or greater than $450,000,000 but less than $600,000,000, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. At origination, the guarantor delivered a guaranty satisfying the foregoing conditions, and the borrower’s requirement to make deposits to the Monthly TI/LC Reserves ($) was waived.

Loan No. 2 – Center 21 – The Mortgage Loan documents provide that the TI/LC Reserve Cap of $5,500,000 must be reduced by the amount attributed under the loan documents to the Largest Tenant, Pandora Media, Inc. ($4,336,500 attributed), and the 4th Largest Tenant, Cerexa, Inc. ($1,163,500 attributed), when either (i) such tenant(s) has either renewed or extended its lease or (ii) the space occupied by such tenants has been re-let to a replacement tenant, provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenants or replacement tenants are either paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

Loan No. 3 – Opry Mills – In lieu of cash reserves, the guarantor delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvements, tenant allowance and leasing commission obligations associated with four tenants at the Mortgaged Property in accordance with the Mortgage Loan documents.

Loan No. 6 – The Shops at Crystals – The borrower is required to deposit into the Monthly TI/LC Reserves ($) $185,000, in lieu of which, to the extent that there is no event of default under the Mortgage Loan documents, the borrower is permitted to deliver (i) a guaranty from the guarantors in the amount of all required deposits into the reserve not to exceed the amount of the reserve cap of $4,440,000 (the “Reserve Cap”) or (ii) a letter of credit in the amount of the Reserve Cap. At origination, the guarantor delivered a guaranty satisfying the foregoing conditions, and the borrower’s requirement to make deposits to the Monthly TI/LC Reserves ($) was waived.

Loan No. 8 – 1901 Harrison Street – So long as the related guarantor maintains a net worth of at least $450,000,000, the guarantor’s may deliver a guaranty in lieu of the related borrower’s requirement to make deposits to the Monthly TI/LC Reserves ($), subject to the following terms: (i) if the guarantor’s net worth is at least $600,000,000, any amount on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived; and (ii) if the guarantor’s net worth is equal to or greater than $450,000,000 but less than $600,000,000, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. At origination, each borrower delivered a guaranty satisfying the foregoing conditions, and the borrower’s requirement to make deposits to the Monthly TI/LC Reserves ($) was waived.

Loan No. 8 – 1901 Harrison Street – The Mortgage Loan documents provide that the TI/LC Reserve Cap of $5,000,000 must be reduced by the amount attributed under the loan documents to the Largest Tenant, Wells Fargo Bank, N.A. ($5,000,000 attributed), when either (i) such tenant has either renewed or extended its lease or (ii) the space occupied by such tenant has been re-let to a replacement tenant, provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenant or replacement tenants are either paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and have no right to terminate their leases prior to the expiration of the free rent period under the leases.

Loan No. 12 – 260 Townsend Street – So long as the related guarantor maintains a net worth of at least $450,000,000, the guarantor’s may deliver a guaranty in lieu of the related borrower’s requirement to make deposits to the Monthly TI/LC Reserves ($), subject to the following terms: (i) if the guarantor’s net worth is at least $600,000,000, any amount on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived; and (ii) if the guarantor’s net worth is equal to or greater than $450,000,000 but less than $600,000,000, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. At origination, each borrower delivered a guaranty satisfying the foregoing conditions, and the borrower’s requirement to make deposits to the Monthly TI/LC Reserves ($) was waived.

Loan No. 12 – 260 Townsend Street – The Mortgage Loan documents provide that the TI/LC Reserve Cap of $3,000,000 must be reduced by the amount attributed under the loan documents to the Largest Tenant, Swinerton ($3,000,000 attributed), when either (i) such tenant has either renewed or extended its lease or (ii) the space occupied by such tenant has been re-let to a replacement tenant, provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenant or replacement tenants are either paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and have no right to terminate their leases prior to the expiration of the free rent period under the leases.

Loan No. 30 – Grizzly Self-Storage Mesquite – The Mortgage Loan documents permit monthly deposits to be waived if the borrower posts cash or letters of credit in the amount equal to the annual deposits for Monthly Tax Reserves ($), Monthly Insurance Reserves ($) and Monthly Replacement Reserves ($) for the next ensuing 12 months, provided that (i) no event of default exists and (ii) the borrower has provided evidence (A) of timely payments of taxes, (B) that the property is insured in accordance with the loan documents, and (C) that the borrower is satisfactorily maintaining the condition of the property as required by the loan documents.

Loan No. 32 – Grizzly Self-Storage Desoto – The Mortgage Loan documents permit monthly deposits to be waived if the borrower posts cash or letters of credit in the amount equal to the annual deposits for Monthly Tax Reserves ($), Monthly Insurance Reserves ($) and Monthly Replacement Reserves ($) for the next ensuing 12 months, provided that (i) no event of default exists and (ii) the borrower has provided evidence (A) of timely payments of taxes, (B) that the property is insured in accordance with the loan documents, and (C) that the borrower is satisfactorily maintaining the condition of the property as required by the loan documents.

(32)	Loan No. 3 – Opry Mills – the aggregate liability of the related non-recourse carve-out guarantor under the Mortgage Loan documents is capped at $75.0 million and $110.0 million, respectively.

Loan No. 4 – 693 Fifth Avenue – There is no separate non-recourse carve-out guarantors, and the borrower is the sole party responsible for any breaches or violations of the non-recourse carveout provisions in the Mortgage Loan documents or the environmental indemnity.

Loan No. 6 – The Shops at Crystals – the aggregate liability of the related non-recourse carve-out guarantors under the Mortgage Loan documents is capped at $75.0 million and $110.0 million, respectively.

(33)
Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	Westfield San Francisco Centre(1)	$84,000,000	$349,077,000	$433,077,000	3.68x	35.5%	13.1%
2	Center 21	$83,000,000	$80,000,000	$163,000,000	2.01x	59.2%	9.7%
3	Opry Mills	$65,000,000	$310,000,000	$375,000,000	2.33x	50.8%	10.1%
4	693 Fifth Avenue	$62,500,000	$187,500,000	$250,000,000	1.00x	47.6%	6.4%
6	The Shops at Crystals(2)	$50,000,000	$332,700,000	$382,700,000	3.28x	34.8%	12.9%
7	U-Haul AREC Portfolio	$46,000,000	$48,500,000	$94,500,000	1.64x	67.4%	10.3%
9	Staybridge Suites Times Square	$38,600,000	$28,900,000	$67,500,000	2.09x	49.1%	13.8%
11	Intercontinental Kansas City Hotel	$30,140,000	$45,000,000	$75,140,000	1.62x	65.1%	11.5%
21	Williamsburg Premium Outlets	$15,000,000	$170,000,000	$185,000,000	2.52x	54.8%	11.4%

(1) The Whole Loan Cut-off Date Balance excludes four subordinate companion notes in the original principal amount of approximately $124.9 million.

(2) The Whole Loan Cut-off Date Balance excludes subordinate companion notes in the aggregate original principal amount of $167.3 million.

(34)
Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
2	Center 21	$83,000,000	9.3%	Yes	2.01x	59.2%	NAP
8	1901 Harrison Street	$42,500,000	4.8%	Yes	2.30x	41.8%	NAP
10	Marina Del Rey Hotel	$38,000,000	4.3%	Yes	1.53x	57.5%	10.0%
12	260 Townsend Street	$28,200,000	3.2%	Yes	1.77x	43.7%	NAP
13	Pointe Hilton Tapatio Cliffs Resort	$25,909,324	2.9%	Yes	1.50x	NAP	NAP

Loan No. 2 – Center 21 – The Mortgage Loan documents permit the equity owners of the borrower and/or guarantor to pledge the direct or indirect equity interests in connection with a credit facility or other loan that is secured by substantially all of the pledgor’s assets or distributions.

Loan No. 3 – Opry Mills – The Mortgage Loan documents permit the equity owners of the borrower and/or guarantor to pledge the direct or indirect equity interests in connection with a credit facility or other loan that is secured by substantially all of the pledgor’s assets or distributions.

Loan No. 5 – Yuma Palms – The Mortgage Loan documents permit the guarantor to make one or more unsecured loans to the borrower without the prior consent of the lender in an aggregate amount up to the lesser of (i) $4,687,500 or (ii) 7.5% of the outstanding principal balance of the Mortgage Loan. Each such guarantor loan is required to, among other conditions, be (1) unsecured, (2) payable only out of excess cash flow, and (3) subordinated to the mortgage loan pursuant to a subordination and standstill agreement in the form attached to the loan agreement with changes satisfactory to the mortgage lender in its sole discretion.

Loan No. 6 – The Shops at Crystals – The borrower is permitted to enter into a Property Assessed Clean Energy (PACE) loan in an amount up to $7.0 million upon certain terms and conditions set forth in the Mortgage Loan documents which include, without limitation, Rating Agency Confirmation and the prior consent of the lender, which may not be unreasonably withheld, conditioned or delayed.
Loan No. 6 – The Shops at Crystals – The Mortgage Loan documents permit the equity owners of the borrower and/or guarantor to pledge the direct or indirect equity interests in connection with a credit facility or other loan that is secured by substantially all of the pledgor’s assets or distributions.
Loan No. 8 – 1901 Harrison Street – The Mortgage Loan documents permit the equity owners of the borrower and/or guarantor to pledge the direct or indirect equity interests in connection with a credit facility or other loan that is secured by substantially all of the pledgor’s assets or distributions.
Loan No. 12 – 260 Townsend Street – The Mortgage Loan documents permit the equity owners of the borrower and/or guarantor to pledge the direct or indirect equity interests in connection with a credit facility or other loan that is secured by substantially all of the pledgor’s assets or distributions.